Exhibit 10.40

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (the “Agreement”) is dated as of this 9th day of July, 2009, by and between GRIFFIN LAND & NURSERIES, INC., a Delaware corporation, with a principal place of business 204 West Newberry Road, Bloomfield, Connecticut 06002-1308 (the “Borrower”) and PEOPLE’S UNITED BANK, a federal savings bank having an office at One Financial Plaza, Hartford, Connecticut 06103 (the “Lender”).

STATEMENT OF PURPOSE
WHEREAS, the Borrower has requested that the Lender make a mortgage loan in the principal amount of up to Ten Million Five Hundred Thousand and 00/100 Dollars ($10,500,000.00) (the “Loan”) to be secured by the real property owned by Borrower and commonly known as 14 International Drive, 15 International Drive and 16 International Drive, East Granby, Connecticut and 40 International Drive, Windsor, Connecticut (collectively, the “Property”); and

WHEREAS, the Lender has agreed to make the Loan and the Borrower desires to enter into the Loan, all upon the terms and conditions set forth in this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and intending to be legally bound hereby, such parties hereby agree as follows:

ARTICLE I
DEFINITIONS

 Section 1.01.          Definitions.  The following terms when used in this Agreement shall have the meanings assigned to them below:

    “Affiliate” means, with respect to any Person, any other Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any Subsidiary thereof.  The term control means (a) the power to vote ten percent (10%) or more of the Capital Securities of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting Capital Securities, by contract or otherwise.  Notwithstanding the foregoing, (a) no individual shall be an Affiliate of a Person solely by reason of his or her being a director, officer or employee of such Person and (b) the Lender shall not be an Affiliate of Borrower.

    “Agreement” shall mean this Loan and Security Agreement, as it may be amended or modified from time to time.

    “Anti-Terrorism Laws” shall have the meaning set forth in Section 5.01(w).

    “Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

    “Borrower” shall mean Griffin Land & Nurseries, Inc., a Delaware corporation.

    “Borrower’s Knowledge” or words of similar import used in this Agreement shall mean solely the actual knowledge of (i) Frederick M. Danziger, President of the Borrower; (ii) Anthony J. Galici, Vice President, Secretary and Chief Financial Officer of the Borrower or (iii) Thomas M. Lescalleet, Senior Vice President of Griffin Land, a division of the Borrower, who have been active in the management of the Property and the Borrower, without any duty of inquiry or investigation of any type.

    “Business Day” means:

(a)           any day which is neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in Bridgeport, Connecticut;

(b) when such term is used to describe a day on which a payment or prepayment is to be made in respect of a LIBOR Rate Loan, any day which is: (i) neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in New York City; and (ii) a LIBOR Business Day; and

(c)           when such term is used to describe a day on which an interest rate determination is to be made in respect of a LIBOR Rate Loan, any day which is a LIBOR Business Day.

    “Capital Lease” means, with respect to Borrower, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a balance sheet of Borrower.

    “Capital Securities” means, with respect to any Person, any and all shares, interests (including partnership interests or limited liability company interests), participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued hereafter.

    “Closing” means the advance of the Initial Tranche.

    “Closing Date” means the date of this Agreement.

    “Code” means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified from time to time.

    “Collateral” means, collectively, all estate, right, title and interest which the Borrower now has or may later acquire in and to (i) the “Premises” as defined in the Mortgage, (ii) the “Leases” and “Rents” as defined in the Collateral Assignment, as well as all other collateral now and hereafter granted to the Lender as security for the Obligations; and (iii) the UCC Collateral (as defined in Section 4.01 herein).

    “Collateral Assignment” means the Assignment of Leases and Rentals dated the date hereof from the Borrower to Lender.

    “Debt” means, with respect to any Person at any date and without duplication, the sum of the following calculated in accordance with GAAP:  (a) all indebtedness for borrowed money and all obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person; (b) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid in the ordinary course of business and accrued expenses incurred in the ordinary course of business; (c) all obligations of any such Person as lessee under Capital Leases; (d) all debt secured by any Lien upon property or assets owned by such Person, notwithstanding that such Person has not assumed or become liable for the payment of such debt; (e) all Guaranty Obligations of any such Person; (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including any reimbursement obligation, and banker’s acceptances issued for the account of any such Person; (g) all obligations of such Person with respect to all Capital Securities of such Person subject to repurchase or redemption otherwise than at the sole option of such Person (provided, that, if the documents governing such repurchase or redemption obligation do not require such repurchase or redemption if the same would violate the provisions of this Agreement, only to the extent such repurchases or redemptions are permitted to be paid under the terms of this Agreement), but only to the extent such obligations are no longer contingent; and (h) all obligations incurred by any such Person pursuant to the Interest Rate Protection Agreement.

    “Debtor Relief Laws” means the United States Bankruptcy Code, Title 11 of the United States Code, 11 U.S.C. §101 et seq., as amended from time to time, or any successor statute, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, winding up or similar debtor relief laws, whether federal, state, local or foreign from time to time in effect affecting the rights of creditors generally.

    “Default” means any of the events specified in Section 10.01 which with the passage of time, the giving of notice or the satisfaction of any other condition, would constitute an Event of Default.

    “Default Rate” has the meaning ascribed to it in each Note.

    “Dollars or $” means, unless otherwise qualified, dollars in lawful currency of the United States.

    “Environmental Laws” means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act.

    “ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified from time to time.

    “ERISA Affiliate” means any Person who together with the Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

    “Event of Default” means any of the events specified in Section 10.01, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

    “Executive Order” has the meaning assigned thereto in Section 5.01(w) hereof.

    “Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any successor thereto.

    “Fiscal Year” means the fiscal year of Borrower ending on the Saturday occurring nearest November 30.

    “GAAP” means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis throughout the period indicated.

    “Governmental Approvals” means all authorizations, consents, permits, approvals, licenses, exemptions and other qualifications of, registrations and filings with, and reports to, all Governmental Authorities.

    “Governmental Authority” means any nation, province, state or political subdivision thereof, federal, state or local, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

    “Guaranty Obligation” means, with respect to any Person, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

    “Hazardous Materials” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval or (e) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas in amounts in excess of those permitted by applicable Environmental Laws.

    “Interest Rate Protection Agreement” shall have the meaning assigned thereto in Section 3.09.

    “Leasing Costs” shall mean (1) the costs reasonably incurred by the Borrower to perform, or cause to be performed, tenant improvements required under any new or renewed lease of all or any portion of the Property, which new or renewed lease was permitted pursuant to, or otherwise approved by the Lender in accordance with, the Collateral Assignment; and (2) the costs of leasing commissions incurred by Borrower in connection with the leasing of the Property or any portion thereof, provided that (x) such leasing commissions are reasonable and customary for properties similar to the Property and the portion of the Property leased for which such leasing commission is due, and (y) the amounts of such leasing commissions are determined pursuant to arm’s length transactions between Borrower and any leasing agent to which a leasing commission is due, and excluding any leasing commissions which shall be due any director, officer or shareholder of Borrower or any Affiliate of Borrower.

    “Lender” shall mean People’s United Bank, a federal savings bank, its successors and assigns.

    “Lender’s Office” means, with respect to the Lender, the office of the Lender referenced in preamble of this Agreement.

    “LIBOR Business Day” shall have the meaning ascribed to it in the Note.

    “LIBOR Rate Loan” means the Loan while such Loan is bearing interest at a rate based upon the LIBOR Rate (as defined in the Note).

    “Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge or other encumbrance of any kind including any conditional sale or other title retention agreement, and any lease in the nature thereof.  For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

    “Loan Document” means, individually, and “Loan Documents” means, collectively, this Agreement, the Note, the Interest Rate Protection Agreement, the Security Documents and each other document, instrument, certificate and agreement executed and delivered by the Borrower in connection with the above or otherwise referred to herein or contemplated hereby, all as may be amended, restated or otherwise modified.

    “Material Adverse Effect” means a material adverse effect (i) on the financial condition of Borrower, or (ii) on the ability of Borrower to perform its material obligations under any Loan Document to which it is a party.

    “Mortgage” means the Open-End Mortgage Deed and Security Agreement dated the date hereof from the Borrower to the Lender pursuant to which Borrower grants to the Lender a lien in all the Property, in form and substance acceptable to the Lender, as it may be amended or modified from time to time, to secure the Note and the Interest Rate Protection Agreement.

    “Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on the Loan, (b) all obligations owing by Borrower under the Interest Rate Protection Agreement and (c) all other fees and commissions (including attorneys’ fees), obligations, covenants and duties owing by Borrower to the Lender arising pursuant to this Agreement, the Note or any of the other Loan Documents, and including any such obligations incurred after the commencement of any proceeding under any Debtor Relief Law (including any interest accruing under any Loan Document after the filing of a petition with respect to the Borrower under any Debtor Relief Law whether or not allowed or allowable as a claim in the related proceeding).

    “Operating Account” means commercial checking account to be established in the name of the Borrower at the Lender and which shall be identified as the “Operating Account” hereunder when its opened by an amendment to this Agreement signed by both the Borrower and the Lender.

    “Permitted Liens” shall have the meaning assigned thereto in Section 9.03.

    “Person” means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

    “Prime Rate” means the interest rate from time to time announced by the Lender at its principal office as being its “Prime Rate” for commercial borrowings of this type, which rate may not necessarily be the Lender’s lowest or best rate.  The Prime Rate may be determined and re-determined on a daily basis and each change in the Prime Rate shall be effective on and following the date of such change without notice or demand to the Borrower.

    “Prime Rate Loan” means the Loan while such Loan is bearing interest at a rate based upon the Prime Rate.

    “Property” collectively means those certain pieces or parcels of real property owned by Borrower and commonly known as 14 International Drive, 15 International Drive and 16 International Drive, East Granby, Connecticut and 40 International Drive, Windsor, Connecticut, together with all improvements thereon and appurtenances thereto, all being more particularly described in the Mortgage encumbering said Property.

    “Responsible Officer” means any of the following: the chief executive officer, chief financial officer, president, vice president or any other officer reasonably acceptable to the Lender.

    “Security Document” means, individually, and “Security Documents” means, collectively, the Mortgage, the Collateral Assignment and each other agreement or writing pursuant to which Borrower purports to pledge or grant a lien or security interest in any real or personal property or assets securing the Obligations, together with all documents delivered in connection therewith.

    “Solvent” means, as to any Person on a particular date, that such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns assets having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its liabilities (including contingencies) as they become absolute and matured, and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

    “Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Capital Securities having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, Capital Securities of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency).  Unless otherwise qualified references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Borrower.

“UCC” means the Uniform Commercial Code as codified in the State of Connecticut or as codified in any other state the laws of which are required by Article 9 thereof to be applied in connection with the issue or perfection of security interests, as such statutes are in effect during the term hereof.  All terms used in this Agreement which are defined in the UCC shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the UCC, unless another meaning is specifically provided herein.

    “United States” means the United States of America.

    Section 1.02.   General.  Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement.  Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.

    Section 1.03.   Other Definitions and Provisions.

        (a)   Use of Capitalized Terms.  Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Note and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

        (b)   Miscellaneous.  The words hereof, herein and hereunder and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

ARTICLE II
THE LOANS; LENDER FEES

    Section 2.01.   The Loan.  Subject to the satisfaction of the terms and conditions hereof and at the discretion of the Lender, and in reliance on the representations and warranties contained herein and in the other Loan Documents, the Lender agrees to furnish the Loan, which shall be a term loan to the Borrower consisting of not more than three (3) tranches (each a “Tranche”) in an aggregate amount not to exceed the original principal amount of the lesser of (i) Ten Million Five Hundred Thousand and 00/100 Dollars ($10,500,000.00); (ii) seventy percent (70%) of the “as is” value of the Property; or (iii) the amount which would result in a debt service coverage ratio equal to or greater than the required Debt Service Coverage Ratio (as hereinafter defined) on an “as leased” basis.  The Loan shall be used to (a) pay related closing expenses, and (b) return a portion of the equity to the Borrower.

    Section 2.02.   Limitations.  In addition to the limitations set forth in Section 2.01 above, the Loan shall be advanced subject to the following limitations:

        (a)           On the date of this Agreement, the Borrower shall be eligible to receive an advance (the “Initial Tranche”) not to exceed the lesser of: (i) Eight Million Five Hundred Thousand and 00/100 Dollars ($8,500,000.00); (ii) seventy percent (70%) of the “as is” value of the Property; or (iii) the amount which would result in a debt service coverage ratio equal to or greater than the required Debt Service Coverage Ratio on an “as leased” basis including rents payable under the Master Lease (as hereinafter defined), as if such rents were being paid.

        (b)           The Borrower will be eligible to receive the remaining portion of the Loan not advanced in the Initial Tranche in not more than two (2) additional Tranches (each a “Future Tranche” and collectively the “Future Tranches”) upon satisfaction of the following conditions:

             (i)           The aggregate amount of all Tranches shall not exceed the original principal amount of the lesser of (i) Ten Million Five Hundred Thousand and 00/100 Dollars ($10,500,000.00); (ii) seventy percent (70%) of the then “as is” value of the Property; or (iii) an amount which would result in a debt service coverage ratio equal to or greater than the Debt Service Coverage Ratio on an “as leased” basis excluding rents payable under the Master Lease.

             (ii)           All Future Tranches shall be advanced, if at all, not later than July 9, 2012.

             (iii)           The Borrower shall enter into and execute an Interest Rate Protection Agreement (as hereinafter defined) and such additional documentation as is necessary thereto for each Future Tranche.

             (iv)           For each requested Future Tranche, the Lender may require the Borrower to provide the Lender with a new or updated appraisal of the Property, which new or updated appraisal shall comply with all of the requirements of Section 2.05 of this Agreement for the appraisal required as a condition precedent to the Closing.  Notwithstanding anything contained herein to the contrary, if the requested Future Tranche is more than eighteen (18) calendar months after the Closing Date, the Borrower shall provide the Lender with a new appraisal of the Property, which appraisal shall comply with all of the requirements of Section 2.05.

    Section 2.03.   Interest and Repayment of Principal of Loan.  The Note evidencing the Loan (the “Note”) is attached hereto as Schedule A, and contains all the terms relative to the repayment of principal, the payment of interest and the rate at which interest shall accrue.

    Section 2.04.   Maturity Date.  The entire balance of the Loan shall be due and payable on or before the Maturity Date (as defined in the Note).

    Section 2.05.   Appraisals.  Unless otherwise specified herein or in the Mortgage, any appraisals referenced or required by this Agreement shall mean an appraisal, to the reasonable satisfaction of the Lender, of the Property prepared by an MAI appraiser approved by the Lender, which approval shall not be unreasonably withheld, which appraisal must be paid for by the Borrower.

ARTICLE III
GENERAL LOAN PROVISIONS

    Section 3.01.   Manner of Payment.  Each payment by the Borrower on account of the principal of or interest on the Loan or of any fee, commission or other amounts payable to the Lender under this Agreement, the Note or Mortgage shall be made not later than 3:00 p.m. (New York time) on the date specified for payment under such document or instrument, as applicable, to the Lender at the Lender’s Office for the account of the Lender (except as specified below), in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever.  Any payment received after such time but before 4:00 p.m. (New York time) on such day shall be deemed a payment on such date for the purposes of Section 10.01, but for all other purposes shall be deemed to have been made on the next succeeding Business Day.  Any payment received after 4:00 p.m. (New York time) shall be deemed to have been made on the next succeeding Business Day for all purposes.  If any payment under this Agreement, the Note or Mortgage shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, and such extension of time shall in such case be included in computing any interest if payable along with such payment.  Borrower hereby grants to the Lender the right to make withdrawals from the Operating Account to make payments on the Obligations as and when due hereunder.

    Section 3.02.   Credit of Payments and Proceeds.  In the event that Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 10.02, all payments received by the Lender upon the Note and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied as set forth in Section 10.03.

    Section 3.03.   Voluntary Prepayment of the Loan.  The Loan may be prepaid upon the terms and conditions set forth in the Note evidencing the Loan.  Borrower acknowledges that additional obligations may be associated with any such prepayment under the terms and conditions of the Note and the Interest Rate Protection Agreement.  Borrower shall give the Lender notice of any proposed prepayment of the Loan in accordance with the Note, which notice shall specify the proposed date of payment and the principal amount to be paid.  Each partial prepayment of the principal amount of the Loan shall be accompanied by the payment of all charges outstanding on the Loan (including any Prepayment Fee, as defined in the Note) and of all accrued interest on the principal repaid to the date of payment.

    Section 3.04.   LIBOR Rate Lending Unlawful.  If the Lender shall reasonably determine (which determination shall, upon notice thereof to Borrower, be conclusive and binding on Borrower) that the introduction of or any change in or in the interpretation of any law, rule, regulation or guideline (whether or not having the force of law), makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Lender to make, continue or maintain any Loan as, or to convert such Loan into, a LIBOR Rate Loan, then any such LIBOR Rate Loan shall, upon such determination, forthwith be suspended until the Lender shall notify Borrower that the circumstances causing such suspension no longer exist, and all LIBOR Rate Loans of such type shall automatically convert as provided in the Note at the end of the then current LIBOR Interest Periods (as defined in the Note) with respect thereto or sooner, if required by such law and assertion.

    Section 3.05.   Intentionally Omitted.

    Section 3.06.   Increased Costs.  If on or after the date hereof the adoption of any applicable law, rule or regulation or guideline (whether or not having the force of law), or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

(a)           shall subject the Lender to any tax, duty or other charge with respect to the Loan or its obligation to make the LIBOR Rate Loan, or shall change the basis of taxation of payments to the Lender of the principal of, or interest on, the Loan or any other amounts due under this agreement in respect of the Loan or its obligation to make the Loan (except for the introduction of, or change in the rate of, tax on the overall net income of the Lender or franchise taxes, imposed by the jurisdiction (or any political subdivision or taxing authority thereof) under the laws of which the Lender is organized or in which the Lender’s principal executive office is located); or

(b)           shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System of the United States) against assets of, deposits with or for the account of, or credit extended by, the Lender or shall impose on the Lender or on the London interbank market any other condition affecting the Loan or its obligation to make the Loan;

           and the result of any of the foregoing is to increase the cost to the Lender of making or maintaining the Loan as a LIBOR Rate Loan, or to reduce the amount of any sum received or receivable by the Lender under this agreement with respect thereto, by an amount deemed by the Lender to be material, then, within fifteen (15) days after demand by the Lender, Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduction.

    Section 3.07.   Increased Capital Costs.  If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation,

directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by the Lender, or person controlling the Lender, and the Lender determines (in its reasonable discretion) that the rate of return on its or such controlling person’s capital as a consequence of its commitments or the Loan made by the Lender is reduced to a level below that which the Lender or such controlling person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by the Lender to Borrower, Borrower shall immediately pay directly to the Lender additional amounts sufficient to compensate the Lender or such controlling person for such reduction in rate of return.  A statement of the Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Borrower.  In determining such amount, the Lender may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable.

    Section 3.08.   Taxes.  All payments by Borrower of principal of, and interest on, the Loan and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by the Lender’s net income or receipts or income from the Loan (such non-excluded items being called “Taxes”).  In the event that any withholding or deduction from any payment to be made by Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then Borrower will:

(a)           pay directly to the relevant authority the full amount required to be so withheld or deducted;

(b)           promptly forward to the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such authority; and

(c)           pay to the Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by the Lender will equal the full amount the Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Lender with respect to any payment received by the Lender hereunder, the Lender may pay such Taxes and Borrower will promptly pay such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by the Lender after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Lender would have received had not such Taxes been asserted.

If Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, Borrower shall indemnify the Lender for any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

    Section 3.09.   Interest Rate Protection Agreement.  Borrower has entered into a certain ISDA 2002 Master Agreement with the Lender (together with the confirmation thereof and all schedules thereto, and as may be amended or substituted from time to time, the “Interest Rate Protection Agreement”) dated as of the Closing Date (the “ISDA Commencement Date”), in order to eliminate the risk with respect to fluctuation of the interest rate in connection with the Loan.  The Interest Rate Protection Agreement shall be effective as of such date with the payment terms and the rate as referenced therein to commence on the ISDA Commencement Date and shall continue until the Maturity Date and shall, at all times, be in a notional amount equal to the entire outstanding principal amount of the Loan.  If the Interest Rate Protection Agreement shall expire prior to the Maturity Date and leave any principal of the Loan uncovered thereby, or if for any other reason any principal portion of the Loan shall be uncovered by the Interest Rate Protection Agreement during the period of time commencing on the ISDA Commencement Date and ending on the Maturity Date, such uncovered amount shall be immediately due and payable.  All costs, expenses, penalties and indemnity obligations that may be incurred by Lender as a result of Borrower’s default under, or termination of, the Interest Rate Protection Agreement, including but not limited to the costs of unwinding the Interest Rate Protection Agreement, shall be (a) subject to immediate reimbursement by Borrower pursuant to the terms hereof and to the Interest Rate Protection Agreement, and (b) secured by the Security Documents.  In the event the Loan is terminated or Borrower repays all amounts due under the Loan prior to the termination date set forth in the Interest Rate Protection Agreement, subject to the terms thereof, Borrower shall be obligated to terminate said Interest Rate Protection Agreement and pay to the Lender any and all amounts that may be outstanding under said Interest Rate Protection Agreement in addition to any other amounts that may be due the Lender under this Agreement, the Note and the other Loan Documents.  In the event Borrower makes a partial prepayment on the Loan as permitted hereby, Borrower shall be obligated to pay to the Lender any and all amounts that may be payable under the terms of the Interest Rate Protection Agreement with respect to such partial prepayment in addition to any other amounts that may be due the Lender under this Agreement, the Note and the other Loan Documents.

ARTICLE IV
COLLATERAL AND GRANT OF SECURITY INTEREST

    Section 4.01.   Security Interest.  As security for the payment of the Loan and the performance by the Borrower of its Obligations, the Borrower hereby mortgages, pledges and assigns to the Lender, and gives and grants to the Lender, security interests in all of its personal property and fixtures which are now or hereafter installed or stored at the Property and all of its right, title and interest in and to the items and types of property, described or referred to below, whether now owned or hereafter acquired and which are now or hereafter installed or stored at the Property, and the proceeds and products thereof, (all of which property is herein collectively called the “UCC Collateral”), which security interest is and shall remain first and prior and which UCC Collateral shall remain free and clear of all mortgages, pledges, security interests, liens, and other encumbrances and restrictions on the transfer thereof except liens permitted hereunder.

        (a)           All of Borrower right, title and interest in and to all appliances, machinery and equipment owned by the Borrower now or hereafter installed or stored at the Property, including but not limited to gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators, escalators, incinerators, motors, dynamos, sinks, disposals, dishwashers, water closets, basins, medicine chests, pipes, faucets and other plumbing and heating fixtures, ventilating apparatus, dryers, air-conditioning equipment and units, paneling, refrigerating plant, refrigerators, whether mechanical or otherwise, fire prevention and extinguishing apparatus, shades, awnings, screens, blinds, carpeting, wall cabinets, furniture and equipment, and also any and all other fixtures and articles of personal property owned by the Borrower now or hereafter attached to, stored at, the Property.

        (b)           All rents, income, profits, security deposits and other benefits to which the Borrower may now or hereafter be entitled from the leases of the Property.

        (c)           All of the Borrower’s right, title and interest in and to proceeds of casualty and other insurances relating to the Property and all causes of action, claims, compensation and recoveries for any damage, condemnation or taking of the Property, or for any conveyance in lieu thereof, whether direct or consequential, or for any damage or injury to the Property, or for any loss or diminution in value of the Property.

        (d)           The foregoing collateral includes all additions, replacements and substitutions thereof and thereto and all proceeds of all of the foregoing, as these terms are used and defined in the Uniform Commercial Code.

        (e)           All of the Borrower’s right, title and interest in and to the Operating Account.

        (f)           All Proceeds (as such term is defined in Article 9 of the UCC), including without limitation all proceeds and all products of all Collateral described above.  The security interest described herein continues in all UCC Collateral, notwithstanding sale, exchange or other disposition thereof by the Borrower.

    Section 4.02.   Authorization Re: Financing Statements.

        (a)           The Lender may at any time and from time to time file financing statements, continuation statements and amendments thereto that describe the Collateral and which contain any other information required by Lender or by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the Borrower is an organization, the type of organization and any organization identification number issued to the Borrower.  The Borrower shall furnish any such identification number issued promptly to the Lender.

        (b)           Nothing contained herein shall be construed to narrow the scope of the security interest granted hereby in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of the Lender hereunder except as (and then only to the extent) specifically mandated by Article 9 of the UCC to the extent then applicable.  Notwithstanding the foregoing, the parties agree that Lender’s security interest hereunder shall not extend to any Hazardous Materials or devices utilized primarily for the storage of Hazardous Materials.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE BORROWER

    Section 5.01.   Representations and Warranties.  To induce the Lender to enter into this Agreement and to induce the Lender to make the Loan, the Borrower hereby represents and warrants to the Lender, that:

        (a)           Organization; Power; Qualification.  The Borrower is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization except where the failure to be qualified would not reasonably be expected to have a Material Adverse Effect.

        (b)           Authorization of Agreement, Loan Documents and Borrowing.  The Borrower has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms.  This Agreement and each of the other Loan Documents to which it is a party have been duly executed and delivered by a duly authorized officer of the Borrower, and each such document constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by any Debtor Relief Law from time to time in effect which affect the enforcement of creditors rights in general and the availability of equitable remedies.

        (c)           Compliance of Agreement, Loan Documents and Borrowing with Laws, etc.  Except as set forth on Schedule 5.01(c), the execution, delivery and performance by the Borrower of the Loan Documents to which it is a party, the borrowings hereunder and thereunder and the consummation of the other transactions contemplated hereby and thereby do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower, (ii) conflict with, result in a breach of or constitute a default under the Borrower’s articles of incorporation, by-laws or other organizational documents of the Borrower or any indenture, material agreement or other instrument to which it is a party or by which any of its material properties may be bound or any Governmental Approval relating to the Borrower, or (iii) result in, or require the creation or imposition of, any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower other than Liens arising under the Loan Documents.

          (d)   Compliance with Law; Governmental Approvals; Other Consents and Approvals.  The Borrower: (i) has all Governmental Approvals required by any Applicable Law for the Borrower to own and operate the Property, each of which is in full force and effect, (ii) is in compliance with each Governmental Approval and Applicable Law applicable to the Borrower’s ownership and operation of the Property, and (iii) except as set forth on Schedule 5.01(d), has obtained all Governmental Approvals and other consents and approvals required or necessary for the consummation of the transactions contemplated by the Loan Documents.

          (e)   Tax Returns and Payments.  The Borrower has duly filed or caused to be filed all material federal, state, local and other material tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all material federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except such taxes, assessments and governmental charges or levies that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established on the books of the Borrower to the extent required by GAAP.  No Governmental Authority has asserted any Lien or other claim against the Borrower with respect to unpaid taxes which has not been discharged or resolved.  The charges, accruals and reserves on the books of the Borrower in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of the Borrower are in Borrower’s judgment adequate.

          (f)   Intentionally Omitted.

          (g)   Environmental Matters. Except for the matters set forth on Schedule 5.01(g) hereto:

(i)           The Property does not contain, and to the Borrower’s Knowledge has not previously contained, any Hazardous Materials in amounts or concentrations which: (A) constitute or constituted a material violation of applicable Environmental Laws, or (B) could reasonably be expected to give rise to liability under applicable Environmental Laws;

(ii)           All operations conducted in connection with the Property are in material compliance, and, to the Borrower’s Knowledge, have been in material compliance, with all applicable Environmental Laws, and to the Borrower’s Knowledge there is no contamination at, under or about the Property which materially interferes with the continued operation of the Property or materially impairs the fair saleable value thereof;

(iii)           Borrower has not received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials, or compliance with Environmental Laws relating to the Property, nor to the Borrower’s Knowledge is there any reason to believe that any such notice will be received or is being threatened;

(iv)           To the Borrower’s Knowledge, (A) Hazardous Materials have not been disposed at, or transported from the Property in any manner which would give rise to liability under Environmental Laws, and (B) Hazardous Materials have not been generated, treated, stored, or disposed of at, on or under any of the Property in violation of, or in a manner that would give rise to liability under, any applicable Environmental Laws;

(v)           No judicial proceedings or governmental or administrative action is pending, or, to Borrower’s Knowledge, is threatened, under any Environmental Law with respect to the Property to which the Borrower is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders outstanding under any Environmental Law with respect to the Property; and

(vi)           To Borrower’s Knowledge, during the Borrower’s, or any of Borrower’s Affiliates, period of ownership or occupancy, there has been no release of Hazardous Materials at or from the Property, in violation of, or in a manner that could reasonably be expected to give rise to liability under, any Environmental Law.

(vii)           To Borrower’s Knowledge, there has been no release prior to the Borrower’s ownership period of Hazardous Materials at or from the Property, in violation of, or in a manner that could reasonably be expected to give rise to liability under, any Environmental Law.

(viii)           To Borrower’s Knowledge, there has been no threat of release at any time, of Hazardous Materials at or from the Property, in violation of, or in a manner that could reasonably be expected to give rise to liability under, any Environmental Law.

(h)           ERISA.  The Borrower and each ERISA Affiliate of it is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all employee benefit and pension plans and no liability has been incurred by the Borrower or any such ERISA Affiliate of the Borrower which remains unsatisfied for any taxes or penalties with respect to any such employee benefit and pension plan.

(i)           Margin Stock.  The Borrower is not engaged principally or as one of its activities in the business of extending credit for the purpose of purchasing or carrying any margin stock (as each such term is defined or used in Regulation U of Federal Reserve Board).  No part of the proceeds of the Loan will be used for purchasing or carrying margin stock or for any purpose which violates the provisions of Regulation T, U or X of such Federal Reserve Board.

(j)           Government Regulation.  The Borrower is not an investment company or a company controlled by an investment company (as each such term is defined or used in the Investment Company Act of 1940, as amended), and the Borrower is not, or after giving effect to the Loan will not be, subject to regulation under any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

(k)           Employee Relations.  There are no pending or, to the Borrower’s Knowledge, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees.

(l)           Health and Safety; Zoning.

(i)
Borrower has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the occupancy of the Property and the operation of the Property and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

(ii)
The Property and the present and contemplated use and occupancy thereof are in full compliance with all applicable zoning ordinances, health and building codes, land use laws, fire codes and other similar laws.

(iii)
The Property is served by all utilities required for the current or contemplated use thereof.  Except as provided in the next sentence, all utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.  The portions of the Property known and numbered as 14 International Drive, East Granby, Connecticut and 40 International Drive, Windsor, Connecticut have drinking water supplied by wells located on such properties.

(iv)
All public roads and streets necessary for service of, and access to, the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

(v)
The Property is served by public water and sewer systems; however, as provided in Section 5.01(l)(iii) above, drinking water at the 14 International Drive, East Granby, Connecticut property and the 40 International Drive, Windsor, Connecticut property is obtained from wells located on such properties.

(vi)	The Property is free from damage caused by fire or other casualty.

(vii)	All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements (as defined in the Mortgage) have been paid in full.

(viii)	Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than tenants’ property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby.

(ix)	All liquid and solid waste disposal, septic and sewer systems located on the Property, if any, are in a good and safe condition and repair and in compliance with all Applicable Laws.

(x)
No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts or, if any portion of the Improvements is located within such area, Borrower has obtained and will maintain the insurance prescribed in Section 3 of the Mortgage.

(m)           No Material Adverse Effect.  Since the date of the most recent financial statements the Borrower has delivered to the Lender, there has been no material adverse change in the properties, business, results of operations or financial condition of the Borrower and no event has occurred or condition arisen that would reasonably be expected to have a Material Adverse Effect thereon.  The most recent financial statements the Borrower has delivered to the Lender sets forth a complete and correct listing of all Debt and Guaranty Obligations of the Borrower as of the date thereof.

(n)           Solvency.  The Borrower is and will remain Solvent.

(o)           Title to Properties.  The Borrower has valid and legal title to all of the personal property and assets owned by it necessary to operate the Property.

(p)           Liens.  The Collateral is not subject to any Lien, except Permitted Liens.

(q)           Debt and Guaranty Obligations.  Except as set forth on Schedule 5.01(q), the Borrower is in material compliance with all of the terms of all of its Debt and Guaranty Obligations that are to remain outstanding during any portion of the term of the Loan, and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or an event of default, on the part of the Borrower exists with respect to any such Debt and Guaranty Obligation.

(r)           Litigation.  Except for matters set forth on Schedule 5.01(r), there are no actions, suits or proceedings pending or, to the Borrower’s Knowledge, threatened, against or in any other way adversely relating to or affecting the Borrower, its operations or any of its properties in any court or before any arbitrator of any kind or before or by any Governmental Authority, which would reasonably be expected to have a Material Adverse Effect.

(s)           Absence of Defaults.  No event has occurred or is continuing which constitutes a Default or an Event of Default.

(t)           Accuracy and Completeness of Information.  All written information, reports and other papers and data (other than financial forecasts) produced by or on behalf of the Borrower and furnished to the Lender were, at the time the same were so furnished, complete and correct in all material respects.  The documents, including any financial statements, furnished or written statements made to the Lender by the Borrower on or prior to the date hereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents, taken together, do not and will not contain any untrue statement of a fact material to the creditworthiness of the Borrower or omit to state a fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they were made, all except as otherwise qualified herein or therein.  The Borrower is not aware of any facts which it has not disclosed in writing to the Lender having a Material Adverse Effect (other than general economic conditions), or insofar as any Borrower can now foresee, would have a Material Adverse Effect.

(u)           Fees and Commissions.  Borrower does not owe any brokerage or similar fees or commissions in connection with obtaining the Loan, except (i) those paid directly to the Lender and (ii) a broker commission payable to CBRE Capital Markets for which Borrower is solely responsible.

(v)           Foreign Assets Control Regulations.  Neither the borrowing by Borrower nor the use of the proceeds thereof will violate the Foreign Assets Control Regulations, the Foreign Funds Control Regulations, the Transactions Control Regulations, the Cuban Assets Control Regulations, the Iranian Assets Control Regulations or any other transaction or asset control regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V, as amended).

(w)           Anti-Terrorism Laws.

(i) Borrower is not in violation of any laws or regulations relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

(ii) Borrower is not a Prohibited Person.  A “Prohibited Person” is any of the following:

(a) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(b) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(c) a person or entity with whom any bank is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(d) a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(e) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list.

(iii) To the Borrower’s Knowledge, Borrower (1) has not conducted any business or engaged in making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (2) has not dealt in, or otherwise engaged in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, and (3) has not engaged in or conspired to engage in any transaction that evaded or avoided, or had the purpose of evading or avoiding, or attempted to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

    Section 5.02.   Representations Relating to Collateral.  With respect to the Collateral, the Borrower represents, warrants and covenants that:

                        (a)           Borrower is the sole owner, free and clear of all liens, claims, security interests and encumbrances, except for Permitted Liens, and Borrower is fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of Collateral;

                        (b)           To the Borrower’s Knowledge, none of the transactions underlying or giving rise to the Collateral violate any applicable state or federal laws or regulations, and all documents relating to the Collateral are legally enforceable in accordance with their terms.  The failure of any Collateral to fully comply with the provisions of this Section shall not affect, terminate, modify or otherwise limit the Lender’s lien or security interest in the Collateral.  The Borrower shall immediately notify the Lender of the failure of any Collateral to fully comply with the provisions of this Section.

    Section 5.03.   Survival of Representations and Warranties, etc.  All representations and warranties set forth in this Article V and all representations and warranties contained in any certificate delivered pursuant to this Agreement, or in any of the Loan Documents (including any such representation or warranty made in, or in connection with, any amendment thereto) shall constitute representations and warranties made under this Agreement.  All representations and warranties made under this Agreement:  (i) shall be made or deemed to be made at and as of the date hereof, (ii) survive the closing of the Loan and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lender or the making of the Loan hereunder, and (iii) shall be made or deemed to be made at and as of the date of each request to the Lender for a Future Tranche.

ARTICLE VI
FINANCIAL INFORMATION AND NOTICES

    Section 6.01.   Financial Statements. Until all the Obligations have been paid and satisfied in full, unless consent has been obtained in the manner set forth in Section 11.09 hereof, Borrower will furnish or cause to be furnished to the Lender annually (i) within ninety (90) days after the close of each Fiscal Year of Borrower that ends during the life of the Loan, financial reports with respect to the Property showing the annual rent roll, profit and loss statements, other income, and the detailed operating expenses of the Property prepared and certified by the Borrower, all in accordance with GAAP and in such detail as the Lender may reasonably require; (ii) within ten (10) days upon the Borrower’s filing of Form 10-K with the Securities and Exchange Commission (“SEC”), audited financial statements of the Borrower; (iii) financial statements of all tenants at the Property required to provide same under the terms of its lease within thirty (30) days of Borrower’s receipt of the same; and (iv) such other financial information in such detail as the Lender may reasonably require within a reasonable period of time following the Lender’s request for same, but no longer than thirty (30) days after such request.  Notwithstanding the foregoing, for so long as the Borrower is a publicly traded company and is required to file its financial statements annually with the SEC, the financial reports required under (ii) above shall be satisfied by the Borrower’s filing of the Form 10-K and the Borrower’s delivery of a copy of the same to the Lender.

    Section 6.02.   Intentionally Omitted.

    Section 6.03.   Notice of Litigation and Other Matters.  Promptly (but in no event later than five (5) days after Borrower obtains knowledge thereof) Borrower shall provide Lender with written notice of:  (a) the commencement of all proceedings and investigations, including those by or before any Governmental Authority, and all actions and proceedings in any court or before any arbitrator against or involving the Borrower or the Property or any other Collateral, which would reasonably be expected to have a Material Adverse Effect; (b) any notice of any violation received by the Borrower from any Governmental Authority with respect to the Property or the Collateral including any notice of violation of Environmental Laws; (c) any labor controversy that has resulted in, or threatens to result in, a strike or other work stoppage against the Borrower which would reasonably be expected to have a Material Adverse Effect; (d) any attachment, judgment, lien, levy or order exceeding (1) $250,000 that has been assessed against the Borrower or (2) $100,000 that has been assessed against the Collateral, in either case excluding judgments that are fully covered by insurance; (e) any Default or Event of Default by which the Borrower, the Property or the Collateral may be bound; and (f) any Collateral is (i) materially damaged or destroyed, or suffers any other material loss, or (ii) is condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such asset or property for the purpose to which such property was used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise, and in either case the amount of the damage, destruction, loss or diminution in value of the Collateral not covered by insurance equals or exceeds $250,000 (collectively, a “Casualty Loss”).

    Section 6.04.   Accuracy of Information.  All written information, reports, statements and other papers and data furnished by or on behalf of the Borrower to the Lender (other than financial forecasts and information prepared by third parties and required to be delivered to the Lender by this Agreement) whether pursuant to this Article VI or any other provision of this Agreement, or any of the Loan Documents, shall be, at the time the same is so furnished, complete and correct in all material respects.

ARTICLE VII
AFFIRMATIVE COVENANTS

Until all of the Obligations have been paid and satisfied in full, unless consent has been obtained in the manner provided for in Section 11.09, the Borrower covenants and agrees as follows:

    Section 7.01.   Preservation of Existence and Related Matters.  Borrower shall preserve and maintain its separate existence, form, jurisdiction of organization and tax status, and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction where the nature and scope of its activities require it to so qualify under Applicable Law except where the failure to be qualified would not reasonably be expected to have a Material Adverse Effect.

    Section 7.02.   Maintenance of Property; Operation of Property.  In addition to the requirements of any of the Loan Documents, protect and preserve all properties useful in and material to the Collateral, maintain in good working order and condition (subject to ordinary wear and tear) all of the Collateral and from time to time make or cause to be made all renewals, replacements and additions to the Collateral.

    Section 7.03.   Insurance.  Borrower shall keep the Collateral insured with no less than the following coverages:  (i) Fire and extended coverage insurance including vandalism and malicious mischief, broadened to the so-called “All Risk of Physical Loss” coverage basis, in an amount, after application of any deductibles acceptable to the Lender, of not less than one hundred percent (100%) of the full replacement value of the insured property (both real and personal, including fixtures and equipment) at the time of issuance of such policy or policies and at each renewal date thereof, exclusive of land, excavations, foundations and other items normally excluded from the such policies; (ii) loss of rent insurance in an amount not less than the aggregate rental value of the Property for a period of one (1) year if available, or business interruption insurance in an amount acceptable to the Lender, as the case may be; (iii) public liability insurance in an amount not less than $1,000,000.00 and workman’s compensation insurance (if applicable); and (iv) flood insurance, if any of the improvements on the Property are located in an area designated as a special flood hazard area by the Director of the Federal Emergency Management Agency, naming the Lender as an additional insured party.  If no flood insurance is to be provided, Borrower shall provide Lender with evidence satisfactory to Lender from a licensed surveyor or engineer that the

Property is not in an area of special flood hazard.  All insurance policies (i) shall be in the form and substance, for amounts and in companies “A” rated and reasonably acceptable to the Lender, with annual premiums prepaid by the Borrower, (ii) shall with respect to casualty insurance contain non-contributory standard mortgagee and lender’s loss payable clauses (as Lender may require) effective as of the date hereof, providing for any loss payable thereunder to be paid to the Lender, (iii) shall, with respect to liability insurance, name Lender as an additional insured, and (iv) shall provide that the policy may not be canceled without thirty (30) days prior written notice to the Lender, and certificates of insurance with respect to all insurance to be maintained by Borrower hereunder and shall be deposited with the Lender throughout the life of the Loan.  All policies and endorsements shall be endorsed as follows:  People’s United Bank/its successors and assigns as their interests may appear, One Financial Plaza, Hartford, Connecticut 06103, Attention: Commercial Lending Department.  All notices required to be sent to Lender shall be sent by registered mail, postage prepaid, to the address above set forth.

    Section 7.04.   Accounting Methods and Financial Records.  Borrower shall maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

    Section 7.05.   Payment and Performance of Obligations.  Pay and perform all Obligations under this Agreement and the other Loan Documents, and pay or perform within applicable grace periods (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property and that would reasonably be expected to have a Material Adverse Effect, and (b) all other indebtedness, obligations and liabilities that would reasonably be expected to have a Material Adverse Effect in accordance with customary trade practices; provided, that the Borrower may contest any item described in clause (a) or (b) of this Section 7.05 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

    Section 7.06.   Compliance With Laws and Approvals.  Observe and remain in compliance with all Applicable Laws relating to the ownership and operation of the Property and maintain in full force and effect all Governmental Approvals with respect to the Property in each case where failure would reasonably be expected to have a Material Adverse Effect.

    Section 7.07.    Environmental Laws.  In addition to and without limiting the generality of Section 7.06 with respect to the Property, Borrower shall (a) comply with all applicable Environmental Laws; (b) obtain and comply with any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws; (c) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under applicable Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding such Environmental Laws, except orders and directives that are being challenged in good faith; and (d) defend, indemnify and hold harmless the Lender, and its Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials at the Property, or the violation of, noncompliance with or liability under any Environmental Laws applicable to the Property or the Borrower, or any orders, requirements or demands of Governmental Authorities related thereto, including reasonable attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the negligence or willful misconduct of the party seeking indemnification therefor.

    Section 7.08.   Compliance with ERISA.  In addition to and without limiting the generality of Section 7.06, Borrower shall comply with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all employee benefit and pension plans maintained by Borrower and any Affiliate of Borrower.

    Section 7.09.   Visits and Inspections.  Borrower shall permit representatives of the Lender or its designated agents, from time to time, and upon reasonable prior notice, not more frequently than once per Fiscal Year (unless a Default or Event of Default shall have occurred) and during Borrower’s regular business hours without disruption to Borrower’s business or to any tenants at the Property, to: (a) visit and inspect the Property (including the performance of field audits); (b) inspect, audit and make extracts from Borrower’s books, records and files relating to the Property, including management letters prepared by independent accountants; and (c) discuss with Borrower’s principal officers and its independent accountants, the operation of the Property by the Borrower.  Borrower shall not be responsible for the cost of any field examinations unless the same are conducted during the continuance of an Event of Default in which event, the Borrower shall reimburse the Lender for the conduct of any field examinations at Lender’s then current per diem rates plus expenses.

    Section 7.10.   Appraisals.  From time to time, Borrower shall permit the Lender to obtain additional appraisals of all or any portion of the Property, and if an appraisal is required by law, is made to ascertain the value of the Property upon considering a loan extension, or is commissioned following an Event of Default, then Borrower shall pay to the Lender within ten (10) business days of demand all costs of such appraisal.  Appraisals shall be the property of the Lender and, except for appraisals performed in connection with the Borrower’s request for a Future Tranche or an extension of the Loan (in each such case Lender shall provide copies of such appraisals to Borrower provided the Borrower signs the Lender’s then standard non-disclosure and non-reliance agreement), the Lender will have no obligation to disclose the content of any appraisals to any person or entity, including the Borrower.

    Section 7.11.   Operating Account.  Throughout the term of the Loan, the Borrower shall maintain an Operating Account in the name of the Borrower at the Lender into which Borrower shall deposit all advances under the Loan (including all Tranches), all proceeds of sale from the sale of portions of the Property and all other income and profits derived from the Property.  Without limiting the generality of the foregoing, Borrower shall deposit or cause to be deposited directly into said account all income and profits derived or received from the operation of the Property, including, without limitation, all rents and incomes received under any lease or rental agreement for all or a portion of the Property, including, without limitation, all monies actually paid under the Master Lease.  The Borrower hereby grants to the Lender a lien and right of set-off against the Operating Account and the Master Lease Reserve Account (as hereinafter defined).  During the continuance of an Event of Default, the Lender may apply or set-off such deposits or other sums then present or in transit to the Operating Account and/or the Master Lease Reserve Account against the unpaid principal balance, accrued interest and other amounts due in connection with the Loan without prior resort to any security therefor.

    Section 7.12.   Further Assurances.  Borrower shall make, execute and deliver all such additional and further acts, things, deeds and instruments as the Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Lender its rights under this Agreement, the Note and the other Loan Documents.

    Section 7.13.   Principal Office.  Borrower shall not change its principal executive offices from the address first set forth above, change its name, or change the location of the Collateral or the books and records related thereto without giving the Lender thirty (30) days’ advance notice and in the event of such change taking all such actions requested by the Lender to ensure the continued perfection of its security interest.  In addition, Borrower shall not remove any Collateral from the States in which the Borrower is located.

    Section 7.14.   Intentionally Omitted.

    Section 7.15.   Master Lease.  The Borrower shall not amend, modify or terminate and shall maintain those two (2) certain master leases by and between the Borrower, as landlord, and Tradeport Development IV, LLC, a wholly owned Subsidiary of the Borrower, as master tenant (collectively, the “Master Lease”) of the entire Property in full force and effect until the earlier of (i) the Maturity Date; or (ii) such time as the Lender grants Borrower’s request for Lender’s consent to release and terminate the Master Lease (the “Master Lease Release Request”).  The Lender’s consent to a Master Lease Release Request shall be subject to the satisfaction of the following conditions: (1) the Property is at least ninety percent (90%) occupied by third party tenants not affiliated with the Borrower and such tenants have commenced occupancy under their respective leases and commenced paying rent pursuant to leases permitted pursuant to, or otherwise approved by, the Lender in accordance with the Collateral Assignment; (2) the Borrower has provided the Lender with a current financial statement in accordance with Section 6.01(i) above, (3) the Borrower has provided financial statements confirming that the projected property operations at the Property (without taking into consideration the Master Lease) demonstrate an income which will result in amount equal to or greater than the Debt Service Coverage Ratio for a full twelve (12) calendar month period with the prospective year’s net operating income and debt service under the Loan, all as determined by the Lender in its reasonable discretion; (4) no Event of Default has occurred or is continuing; (5) there exists no fact or condition which with the passage of time or giving of notice, or both, would constitute an Event of Default hereunder or under the Loan Documents; and (6) the Borrower has satisfied the Master Lease Reserve (as hereinafter defined). Upon Borrower’s satisfaction of the foregoing conditions, Lender will approve Borrower’s Master Lease Release Request in writing whereupon the Master Lease shall be terminated and of no further force or effect.

    Section 7.16.   Compliance with Anti-Terrorism Laws.  Borrower shall not (1) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (2) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (3) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and Borrower shall deliver to the Lender any certification or other evidence requested from time to time by the Lender in its reasonable discretion, confirming Borrower’s compliance herewith).

ARTICLE VIII
FINANCIAL COVENANTS

Until all of the Obligations have been paid and satisfied in full, unless consent has been obtained in the manner set forth in Section 11.09 hereof:

    Section 8.01.   Debt Service Coverage Ratio.  As of each Fiscal Year end of the Borrower during the term of the Loan, the Property must maintain a debt service coverage ratio (the “Debt Service Coverage Ratio”) of not less than 1.30 to 1, to be determined by Lender in its reasonable discretion, based upon the net operating income from the Property (calculated as if all rent under the Master Lease was being paid unless the Master Lease has been terminated in accordance with Section 7.15) compared to total debt service under the Loan for such period.

    Section 8.02.   Intentionally Omitted.

    Section 8.03.   Master Lease Reserve.

                      (a)           As a condition precedent to the effectiveness of the Lender’s consent to the Borrower’s Master Lease Release Request, the Borrower shall deposit the sum of Three Hundred Thousand and 00/100 Dollars ($300,000.00) (the “Master Lease Reserve Deposit”) with the Lender into a restricted interest bearing account at the Lender (the “Master Lease Reserve Account”).  The Master Lease Reserve Deposit and all monies deposited or held in the Master Lease Reserve Account shall not constitute a trust fund and may be commingled with other escrow monies held by Lender.  The Borrower shall have no ability to withdraw any sums from the Master Lease Reserve Account except for such disbursements as are authorized to be made by the Lender as set forth herein.  Borrower shall execute and deliver to Lender a Pledge Agreement in the form attached hereto as Schedule B whereby the Borrower shall, inter alia, pledge, assign and grant a security interest to Lender, as additional security for the Loan, all of Borrower’s right, title and interest in and to the Master Lease Reserve Account, the funds contained therein and all interest earned or accrued thereon, if any.  Upon the occurrence of an Event of Default hereunder or under any other Loan Documents, Lender may apply any sums then present in the Master Lease Reserve Account to the payment of the Loan in any order in its sole discretion.  Except as set forth herein, the Lender shall retain the Master Lease Reserve (as hereinafter defined) in the Master Lease Reserve Account.  The Lender shall disburse the funds from the Master Lease Reserve Account subject to the terms of Section 8.03(b) below, to fund or reimburse the Borrower for the Leasing Costs upon presentation of an invoice or paid receipt.  The Lender shall have no obligation to make any disbursements from the Master Lease Reserve Account during the continuance of any Event of Default, or if any event or condition then exists that but for the giving of notice or the passage of time, or both, would constitute an Event of Default.  Borrower shall pay all Leasing Costs out of its own funds (not including any advances from the Loan) during any period in which the Lender is not obligated to release funds from the Master Lease Reserve Account as hereinbefore provided.

           Notwithstanding anything contained herein to the contrary, in the event that the Borrower is eligible for, and the Lender does make, a disbursement from the Master Lease Reserve Account, the Borrower shall make monthly deposits into the Master Lease Reserve Account (each a “Subsequent Master Lease Reserve Deposit” and collectively with the Master Lease Reserve Deposit, the “Master Lease Reserve”) in an amount equal to the lesser of Twenty Thousand and 00/100 Dollars ($20,000.00) or the amount required to restore the Master Lease Reserve to Three Hundred Thousand and 00/100 Dollars ($300,000.00).  Such Subsequent Master Lease Reserve Deposits shall be payable on the first month following any disbursement from the Master Lease Reserve Account and continuing monthly thereafter as and when payments of principal and interest are due under the Note until the balance in the Master Lease Reserve Account is equal to Three Hundred Thousand and 00/100 Dollars ($300,000.00).

                      (b)           All disbursements from the Master Lease Reserve Account shall be subject to the following additional conditions:

          (i)           Upon ten (10) days prior written request from Borrower and satisfaction of the requirements set forth in herein, Lender shall disburse amounts from the Master Lease Reserve Account to reimburse Borrower for the actual Leasing Costs incurred.  Each request for disbursement from the Master Lease Reserve Account shall be on a form provided or approved by Lender and shall be submitted to the Lender together with such invoices, receipts or other information and additional documentation as Lender may require, in form and substance reasonably satisfactory to Lender.

          (ii)           Lender shall have no obligation to make any advance if there exists an Event of Default, or any condition, circumstance or occurrence which but for the giving of notice or passage of time would constitute an Event of Default or Borrower is in default under any lease, contract or obligation affecting the Property.

          (iii)           Notwithstanding anything contained herein to the contrary, Borrower shall not make a request for disbursement from the Master Lease Reserve Account more frequently than once in any calendar month.

                      (c)           Notwithstanding anything contained herein to the contrary, provided (i) no Event of Default has occurred and is continuing; (ii) there exists no fact or condition which with the passage of time or giving of notice, or both, would constitute an Event of Default under the Loan Documents; and (iii) the balance in the Master Lease Reserve Account is not less than Three Hundred Thousand and 00/100 Dollars ($300,000.00), the Lender shall release all interest earned or accrued on sums held or maintained in the Master Lease Reserve Account to Borrower upon the Borrower’s written request to be made not more frequently than once per calendar quarter.

ARTICLE IX
NEGATIVE COVENANTS

Until all of the Obligations have been paid and satisfied in full, unless consent has been obtained in the manner set forth in Section 11.09 hereof, the Borrower shall not:

    Section 9.01.   Limitations on Debt.  Create, incur, assume or suffer to exist any Debt secured by the Collateral except:

        (a)               the Obligations;

        (b)               Debt incurred in connection with the Interest Rate Protection Agreement;

        (c)               purchase money Debt and Capital Leases for equipment secured solely by such equipment, and other Debt secured by Permitted Liens.

    Section 9.02.   Limitations on Guaranty Obligations.  Create, incur, assume or suffer to exist any Guaranty Obligations secured by or encumbering the Collateral.

    Section 9.03.   Limitations on Liens.  Create, incur, assume or suffer to exist, any Lien on or with respect to the Collateral, whether now owned or hereafter acquired, except the following (“Permitted Liens”):

        (a)           Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested by the Borrower in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Borrower to the extent required by GAAP;

        (b)           the claims of materialmen or mechanics or lessors for labor, materials, supplies or rentals incurred in the ordinary course of business, which are being contested by the Borrower in good faith and by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Borrower to the extent required by GAAP;

        (c)           Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’

compensation, unemployment insurance or similar legislation or obligations under customer service contracts;

        (d)           Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of the Collateral or impair the use thereof in the ordinary conduct of business;

        (e)           Liens of the Lender;

        (f)           Liens described on Schedule 9.03(f);

        (h)           normal and customary rights of setoff with respect to deposits of cash in favor of banks or other depository institutions.

    Section 9.04.   Intentionally Omitted.

    Section 9.05.   Limitations on Mergers and Liquidation.  Merge, consolidate or enter into any similar combination with any other Person (unless the Borrower shall be the surviving entity, provided Borrower has given Lender reasonable advance notice thereof and such merger or consolidation is not reasonably expected to result in a Material Adverse Effect) or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution).

    Section 9.06.   Limitations on Sale of Collateral.  Convey, sell, lease, assign, transfer or otherwise dispose of any of the Collateral, whether now owned or hereafter acquired except:

        (a)           the sale, transfer, lease or other disposition of machinery, parts, equipment and other assets no longer used in the operation of the Property, so long as the net proceeds therefrom are used to repair or replace damaged property or to purchase or otherwise acquire new assets or property;

        (b)           leases or licenses of real, personal or intangible property in the ordinary course of business, subject to the Collateral Assignment; and

        (c)           the settlement, discount or compromise of receivables which constitute part of the Collateral in the ordinary course of business in connection with the collection thereof.

    Section 9.07.   Intentionally Omitted.

    Section 9.08.   Intentionally Omitted.

    Section 9.09.   Intentionally Omitted.

    Section 9.10.   Certain Accounting Changes.  Change its Fiscal Year end without prior notice to Lender, or make any change in its accounting treatment and reporting practices except as required or permitted by GAAP.

    Section 9.11.   Intentionally Omitted.

    Section 9.12.   Transfer of Property.  A sale, conveyance, or transfer, whether voluntary, by operation of law or otherwise, of all or any portion of, or interest in, all or any portion of the Property or the placing of any mortgage, lien or other encumbrance on the Property without prior written consent of the Lender in each case.  Notwithstanding the foregoing, the Borrower shall have the right to obtain a partial release (“Partial Release”) of any entire parcel comprising a portion of the Property (the “Release Property”) from the Mortgage and Loan Documents only upon satisfaction of the conditions set forth below:

        (a)           Borrower must provide not less than thirty (30) days, but not more than one hundred twenty (120) days, prior written notice to Lender requesting a Partial Release and identifying the Release Property and date upon which it desires to have the Release Property released (“Partial Release Date”).

        (b)           No Event of Default shall have occurred and be continuing at the time Borrower requests a Partial Release or on the Partial Release Date.

        (c)           The Lender shall order, at the Borrower’s sole cost and expense, an appraisal of each Property, including, but not limited to, the portion of the Property which is to be the Release Property.

        (d)           As of the Partial Release Date, and, after giving effect to the Partial Release to occur on such date, the Debt Service Coverage Ratio for the remaining Property not released from the Mortgage shall be not less than 1.30 to 1 as determined by Lender in its reasonable discretion.

        (e)           As of the Partial Release Date, and after giving effect to the Partial Release to occur on such date, the loan to value ratio for the remaining Property equals no more than seventy percent (70%), as determined by Lender in its reasonable discretion.

        (f)           Borrower shall have delivered to Lender forms of all documents necessary to release the Release Property from the liens created by the Mortgage and the other Loan Documents, each in appropriate form required by Applicable Law and otherwise satisfactory to Lender and its counsel in all respects together with the Release Fee which shall be applied in reduction of the then outstanding principal balance of the Loan and the applicable Prepayment Fee.  As used herein, the term “Release Fee” shall mean one hundred twenty percent (120%) of the portion of the Loan attributed by the Lender to the Release Property.  The allocated portion of the Loan with respect to each entire parcel constituting a portion of the Property shall be determined by the Lender based upon the Lender’s review and approval, prior to the Partial Release Date, of the appraisal reports ordered by the Lender in accordance with subparagraph (c) above.

        (g)           Borrower shall have delivered a certificate from an officer of the Borrower certifying that the requirements set forth above have been satisfied in all material respects.

        (h)           Borrower has paid all amounts then due and unpaid under the Loan Documents through (and including) amounts due on the Release Date and in connection with the Partial Release.

        (i)           Lender shall have received a copy of a deed conveying all of the Borrower’s right, title and interest in and to the Release Property to an entity other than Borrower and a letter from Borrower countersigned by a title insurance company acknowledging receipt of such deed and agreeing to record such deed in the real estate records of the appropriate recording office in which the Release Property is located.

        (j)           Borrower agrees to pay all of Lender’s expenses incurred in connection with reviewing and documenting such Partial Release, which amounts must be paid by Borrower whether or not the proposed Partial Release is approved or executed.  Upon Borrower’s failure to pay such amounts, and in addition to Lender’s remedies for Borrower’s failure to perform, the unpaid amounts shall be added to principal, shall bear interest at the Default Rate (as defined in the Note) until paid in full and payment of such amounts shall be secured by the Mortgage and the other Collateral.

        (k)           Notwithstanding anything contained herein to the contrary, no Partial Release granted by Lender shall, in any way, impair or affect the lien or priority of the Mortgage relating to the portion of the Property not included in the Partial Release or improve the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such Partial Release.  The Mortgage shall continue as a lien and security interest on the portion of the Property not included in a Partial Release.

ARTICLE X
DEFAULT AND REMEDIES

    Section 10.01.   Events of Default.  Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

        (a)   Default in Payment Obligations.  Borrower shall fail to pay any principal, interest, or both, whether by acceleration, maturity or otherwise, of the Loan when due in accordance with the terms of the Note and the continuation of such failure beyond any applicable grace period provided therein.

        (b)   Misrepresentation.  Any representation or warranty made by the Borrower under this Agreement, any Loan Document or any amendment hereto or thereto (except those representations and warranties made as of a date certain and representations and warranties which are no longer true and correct because of the consummation of a transaction permitted hereunder or consented to by the Lender) shall at any time prove to have been incorrect in any material respect when made.

        (c)   Default in Performance of Other Covenants and Conditions.  There shall be a default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 10.01) or any other Loan Document and such default shall continue for a period of thirty (30) days after notice from Lender and expiration of any cure period as provided therein provided , however, that if (i) the curing of such failure cannot be accomplished with due diligence within said period; (ii) granting an additional period of time within which to cure such failure would not (I) result in any material impairment of the Collateral, or any portion thereof, or the Lender’s lien thereon or (II) have a Material Adverse Effect; and (iii) the Borrower commences to cure such failure promptly upon learning thereof and thereafter diligently and continuously prosecutes the cure of such failure, then such period shall be extended for such time as shall be reasonably necessary to cure such failure; provided further, however, such extended cure period shall not be applicable to any failure which can be cured by the payment of money.

        (d)   Interest Rate Protection Agreement.  Any default shall occur pursuant to the Interest Rate Protection Agreement which shall continue beyond any applicable cure period, including without limitation, if any termination payment shall be due by Borrower under the Interest Rate Protection Agreement and such amount is not paid when due and following the expiration of any applicable cure period.

        (e)   Material Adverse Effect.  A Material Adverse Effect shall occur.

        (f)   Voluntary Bankruptcy Proceeding.  The Borrower shall (i) commence a voluntary case or file a petition under any Debtor Relief Law, (ii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under any Debtor Relief Law, (iii) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (iv) admit in writing its inability to pay its debts as they become due, (v) make a general assignment for the benefit of creditors, or (vi) take any corporate action for the purpose of authorizing any of the foregoing.

        (g)   Involuntary Bankruptcy Proceeding.  A case or other proceeding shall be commenced against the Borrower or the Master Tenant in any court of competent jurisdiction seeking (i) relief under any Debtor Relief Law, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrower for all or any substantial part of its assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of ninety (90) consecutive days, or an order granting the relief requested in such case or proceeding (including an order for relief under any Debtor Relief Law) shall be entered.

        (h)   Failure of Agreements.  This Agreement or any other Loan Document shall, for any reason (excluding the actions of the Lender), cease to be in full force and effect (other than pursuant to the terms hereof or thereof) or cease to be valid and binding on the Borrower thereto, or the Borrower shall so assert in writing, or any Security Document shall for any reason (excluding the actions of the Lender) cease to create a valid and perfected first priority Lien on, or security interest in, a material portion of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

        (i)   Judgment.  A judgment or order for the payment of money which causes the aggregate amount of all such judgments not fully covered by insurance to exceed $250,000 shall be entered against the Borrower by any court and such judgment or order shall continue without discharge, stay, proper appeal or posting of an appropriate bond for a period of ninety (90) days.

        (j)   Post Closing Items.  The Borrower shall fail to deliver or satisfy any of the post closing items set forth on Schedule 10.01(k) hereof within the time periods set forth on such Schedule 10.01(k).

    Section 10.02.   Remedies.  Upon the occurrence and continuation of an Event of Default (after taking into account any applicable period of notice, grace or cure), the Lender may by notice to Borrower:

  (a)   Acceleration.  Declare the principal of, and interest on, the Loan and the Note at the time outstanding and all other amounts owed to the Lender under this Agreement or any of the other Loan Documents and all other Obligations to be forthwith due and payable, whereupon all of the foregoing shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, that upon the occurrence of an Event of Default specified in Sections 10.01(g) or 10.01(h), all Obligations shall automatically become due and payable.

  (b)   Rights of Collection.  Exercise all of the Lender’s other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations.

                                  (c)   Receiver.  Without limiting, and in addition to, any other rights, options and remedies the Lender has under the Loan Documents, the UCC, at law or in equity, upon the occurrence and continuation of an Event of Default under Section 10.01(a), Section 10.1(g) or Section 10.1(h) and the acceleration of the Loan pursuant to Section 10.02 as a result thereof, the Lender shall have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by the Lender to enforce its rights and remedies in order to manage, protect, preserve, sell or dispose the Collateral and continue the operation of the Property and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership including the compensation of the receiver and to the payments as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated.  THE BORROWER HEREBY IRREVOCABLY CONSENTS TO AND WAIVES ANY RIGHT TO OBJECT TO OR OTHERWISE CONTEST THE APPOINTMENT OF RECEIVER AS

PROVIDED ABOVE.  BORROWER (I) GRANTS SUCH WAIVER AND CONSENT KNOWINGLY AFTER HAVING DISCUSSED THE IMPLICATIONS THEREOF WITH COUNSEL, (II) ACKNOWLEDGES THAT (A) THE UNCONTESTED RIGHT TO HAVE A RECEIVER APPOINTED FOR THE FOREGOING PURPOSES IS CONSIDERED ESSENTIAL BY THE LENDER IN CONNECTION WITH THE ENFORCEMENT OF ITS RIGHTS AND REMEDIES UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND (B) THE AVAILABILITY OF SUCH APPOINTMENT AS A REMEDY UNDER THE FOREGOING CIRCUMSTANCES WAS A MATERIAL FACTOR IN INDUCING THE LENDER TO MAKE THE LOAN; AND (III) AGREE TO ENTER INTO ANY AND ALL STIPULATIONS IN ANY LEGAL ACTIONS, OR AGREEMENTS OR OTHER INSTRUMENTS IN CONNECTION WITH THE FOREGOING AND TO COOPERATE FULLY WITH THE LENDER IN CONNECTION WITH THE ASSUMPTION AND EXERCISE OF CONTROL BY THE RECEIVER OVER ALL OR ANY PORTION OF THE PROPERTY.

    Section 10.03.   Allocation of Payments After Exercise of Remedies.  The Lender shall have the right to accept any payments made with respect to the Loan following acceleration thereof, regardless of whether the Borrower have received notice of such acceleration.  Such payment shall not cure any Event of Default, except that any default interest rate imposed shall be removed, unless and until all Obligations of the Borrower to the Lender are paid in full.  The Lender’s acceptance of such payment shall not constitute a waiver of any right of the Lender nor shall acceptance of such payment constitute an agreement by the Lender to forbear from seeking collection of the Loan.

    Section 10.04.   Rights and Remedies Cumulative; Non-Waiver, etc.  The enumeration of the rights and remedies of the Lender set forth in this Agreement is not intended to be exhaustive, and the exercise by the Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise.  No delay or failure to take action on the part of the Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.  No course of dealing between the Borrower, the Lender or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

    Section 10.05.   Power of Attorney.  For the purposes of carrying out the provisions and exercising the rights, remedies, powers and privileges granted by or referred to in this Section 10.05, the Borrower hereby irrevocably constitutes and appoints the Lender its true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and do and perform any acts which are referred to in this Section 10.05, in the name and on behalf of the Borrower provided, however, the foregoing power of attorney shall be exercisable by the Lender only during the continuance of an Event of Default.  The power vested in such attorney-in-fact is, and shall be deemed to be, coupled with an interest and irrevocable.

ARTICLE XI
MISCELLANEOUS

    Section 11.01.    Notices.  Unless otherwise specified herein, all notices hereunder (“Notice”) to any party hereto shall be in writing and shall be given (a) by certified mail, return receipt requested, or (b) by nationally recognized overnight courier (e.g., UPS or Federal Express), or (c) by electronic facsimile transmission (with confirmation of successful transmission) or by electronic mail (provided, however, that if a notice is given by facsimile or electronic mail, a copy of such notice shall also be delivered by one of the other delivery methods set forth in clauses (a), and (b) above), in each case addressed to such party at its address indicated below:

(a)           If to the Borrower:

Frederick M. Danziger
Griffin Land & Nurseries, Inc.
One Rockefeller Plaza
Suite 2301
New York, NY 10020
Facsimile No.:  (212) 218-7910
E-mail: mike.danziger@grifland.com

And

Anthony Galici
Griffin Land & Nurseries, Inc.
90 Salmon Brook Street
Granby, CT 06035
Facsimile: (860) 653-1625
E-mail:  agalici@insy.com

With a copy, to:

Thomas M. Daniells, Esq.
Murtha Cullina LLP
CityPlace, 185 Asylum Street
Hartford, CT  06103
Facsimile No.: (860) 240-6150
E-mail:  Tdaniells@murthalaw.com

(b)           If to the Lender:

People’s United Bank
One Financial Plaza
Hartford, Connecticut  06103
Attention: Sean Kenny
Facsimile No.: (860) 280-2690
E-Mail: Sean.Kenny@peoples.com

With a copy to:

John J. Kindl, Esquire
Pullman & Comley, LLC
90 State House Square
Hartford, Connecticut  06103
Facsimile No.: (860) 424-4370
E-Mail: JKindl@pullcom.com

or to any other address specified by such party in writing.  All such notices, requests, demands and other communication shall be deemed given upon the earlier of (i) receipt by the party to whom such notice is directed (or a person of suitable age and discretion accepting such notice at such address) or (ii) refusal to accept delivery by the party to whom such notice is directed (or by such other suitable person).

    Section 11.02.    Expenses; Indemnity; Release of Claims.  Except as otherwise provided in this Agreement, Borrower will (a) pay all reasonable out-of-pocket expenses of the Lender in connection with (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, and (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Lender relating to this Agreement or any other Loan Document, including reasonable fees and disbursements of legal counsel to the Lender, (b) pay all reasonable out-of-pocket expenses of the Lender actually incurred in connection with any enforcement of any rights and remedies of the Lender under this Agreement after an Event of Default, including consulting with appraisers, accountants, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include the reasonable fees and disbursements of such Persons, provided, however, that while no Event of Default exists, Borrower shall not be required to reimburse the Lender for the costs and expenses of any appraisers, accountants, attorneys and other Persons, unless otherwise specified herein, and (c) defend, indemnify and hold harmless the Lender, and its Subsidiaries, Affiliates, employees, agents, officers and directors (each an Indemnified Party), from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Indemnified Party in connection with any claim, investigation, litigation or other proceeding (whether or not the Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with this Agreement, any other Loan Document or the Loan, including reasonable attorney’s and consultant’s fees, except to the extent that any of the foregoing directly results from the negligence or willful misconduct of any Indemnified Party.

    Section 11.03.   Set-off.  In addition to any rights now or hereafter granted under Applicable Law, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized by Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all sums present or in transit to the Operating Account or the Master Lease Reserve Account against and on account of the Obligations.

    Section 11.04.   Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CONNECTICUT, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.  Any action or proceeding to enforce or defend any rights under this Agreement or under any agreement, instrument or other document contemplated hereby or related hereto; directly or indirectly related to or connected with the Loan or the negotiation, administration or enforcement thereof; or arising from the debtor/creditor relationship of the Borrower and the Lender shall be brought either in the Superior Court of Connecticut or the United States District Court for the District of Connecticut; provided, however, that any action or suit on this Agreement, the Mortgage or Collateral Assignment or other collateral agreement securing the Loan may, at Lender’s option, be brought either in any State or Federal court located within the County in which the Property securing this Loan is located or any other Connecticut Court properly having jurisdiction.  The parties hereto agree that any proceeding instituted in either of such courts shall be of proper venue, and waive any right to challenge the venue of such courts or to seek the transfer or relocation of any such proceeding for any reasons.  The parties hereto further agree that such courts shall have personal jurisdiction over the parties.  Any judgment or decree obtained in any such action or proceeding may be filed or enforced in any other appropriate court.

    Section 11.05.   Consent to Jurisdiction; Service of Process.

        (a)           Borrower hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in the State of Connecticut, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Note and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations.

        (b)           To the extent that the Borrower has or hereafter may acquire: (i) any immunity from jurisdiction of the state or federal courts located in the State of Connecticut or from any legal process out of any such court (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, or (ii) any objection to the laying of the venue or of an inconvenient forum or any suit, action or proceeding brought in a state or federal court located in the State of Connecticut, Borrower hereby irrevocably waives such immunity or objection in respect of any suit, action or proceeding arising out of or relating to this Agreement or any Loan Document.

    Section 11.06.   Waiver of Jury Trial; Commercial Waiver.

        (a)           WAIVER OF JURY TRIAL.  THE BORROWER DOES HEREBY IRREVOCABLY WAIVE ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

        (b)           COMMERCIAL WAIVER.  THE BORROWER HEREBY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES OR BY OTHER APPLICABLE LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE LENDER OR ANY OTHER HOLDER OF THE OBLIGATIONS MAY DESIRE TO USE RELATING TO ANY OF THE COLLATERAL.

        (c)            Intentionally Omitted.

    Section 11.07.   Reversal of Payments.  To the extent the Borrower makes a payment or payments to the Lender or the Lender receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Lender.

    Section 11.08.   Punitive Damages.  The Lender and Borrower hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that it may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

    Section 11.09.   Amendments, Waivers and Consents.  Any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents (other than the Interest Rate Protection Agreement, the terms and conditions of which may be amended, modified or waived by the parties thereto)] may be amended or waived by the Lender, and any consent may be given by the Lender, if, but only if, such amendment, waiver or consent is in writing signed by the Lender and, in the case of an amendment, signed by Borrower.

    Section 11.10.   Agreement Controls.  In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this

Agreement shall control; provided, that any provision of the Security Documents which imposes additional burdens on the Borrower or further restricts the rights of the Borrower or gives the Lender additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

    Section 11.11.   Survival.  Notwithstanding any termination of this Agreement, the indemnities to which the Lender is entitled under the provisions of this Article XI and any other provisions of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Lender against events arising after such termination as well as before.

    Section 11.12.   Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic means shall be as effective as delivery of a manually executed counterpart of this Agreement. The signature of any party on this Agreement by telecopier, facsimile or other electronic means is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.  At the request of any party, any telecopier, facsimile or other electronic signature is to be re-executed in original form by the party which executed the telecopier, facsimile or other electronic signature.  No party may raise the use of a telecopier, facsimile machine or other electronic means, or the fact that any signature was transmitted through the use of a telecopier, facsimile machine or other electronic means, as a defense to the enforcement of this Agreement.

    Section 11.13.   Headings.  Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

    Section 11.14.   Severability.  Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

    Section 11.15.   Entirety.  This Agreement together with the other Loan Documents represents the entire agreement of the parties hereto and thereto, and supersedes all prior agreements and understandings, oral and written, if any, including any commitment letters or correspondence relating  to the Loan Documents or the transactions contemplated herein or therein.

    Section 11.16.   Termination.  This Agreement shall remain in effect from the date hereof through and including the date upon which all Obligations shall have been paid and satisfied in full.  The Lender shall release all Liens on the Collateral in favor of the

Lender upon repayment in cash of the outstanding principal of and all accrued interest on the Loans and the payment of all outstanding fees and expenses hereunder.  No termination of this Agreement shall affect the rights and obligations of the parties hereto which by their express terms survive the repayment of the Loan or the termination of this Agreement.

    Section 11.17.   No Commitment to Extend or Refinance.  The Borrower acknowledges that it is the Borrower’s responsibility to pay the Loan as required hereunder.  The Lender is under no obligation to extend the maturity date of, or refinance, the Loan, or except with respect to the provision of Future Tranches which are provided for herein, to provide additional financing to the Borrower.  The Borrower acknowledges that, as of the date hereof, the Lender has not made any commitment or representations pertaining to the further extension or refinancing of the Loan or except with respect to the provision of Future Transactions which are subject to the term hereof, the provision of additional financing to the Borrower.  The Borrower further acknowledges that no oral representations or commitments by the Lender or any officer or employee thereof pertaining to the further extension or refinancing of the Loan or the provision of additional financing shall be binding upon the Lender.

    Section 11.18.   Assignment; Participation.  The Lender reserves the right to assign all or any portion of all or any Loan to other lenders (with a corresponding reduction in Lender’s share of such Loan) or to participate out all or any portion of the Loan.  The Borrower hereby grants to the Lender the right to distribute to potential investors, assignees and participants, without further notice to the Borrower, and at the Lender’s sole discretion, any information relative to the Borrower, including, but not limited to, preliminary budgets, pro forma statements and financial statements.  The rights conferred upon the Lender by this Agreement shall be automatically extended to and vested in any assignee or transferee of the Lender upon the Borrower’s receipt of notice of such assignment or transfer; provided, however, that no such assignment or transfer shall enlarge the obligations of the Borrower hereunder.

    Section 11.19.   Exculpation.  Notwithstanding anything contained herein to the contrary, the provisions of Section 20 of the Note which limit recourse of the Obligations against the Borrower are hereby incorporated by reference to the fullest extent as if the text of such Section were set forth in its entirety herein.

[No Further Text On This Page – Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

LENDER:
PEOPLE’S UNITED BANK

/s/ John J. Kindl	By: /s/ Sean M. Kenny
John J. Kindl	Sean M. Kenny, Vice President

/s/ Brian J. Kirsch
Brian J. Kirsch

BORROWER:
GRIFFIN LAND & NURSERIES, INC.,
a Delaware corporation

/s/ Frank J. Saccomandi, III	By: /s/Anthony J. Galici
Frank J. Saccomandi, III	Its Vice President
Duly Authorized
/s/ John J. Kindl
John J. Kindl

STATE OF CONNECTICUT	)
	)	ss:	Hartford
COUNTY OF HARTFORD	)

On this the 9th day of July, 2009, before me, the undersigned officer, personally appeared Sean M. Kenny, who acknowledged himself to be the Vice President of PEOPLE’S UNITED BANK, a federally chartered savings bank, and that he as such and being duly authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the federally chartered savings bank by himself as such Vice President.

IN WITNESS WHEREOF, I hereunto set my hand.

/s/ John J. Kindl
John J. Kindl
Commissioner of the Superior Court

STATE OF CONNECTICUT	)
	)	ss:	Hartford
COUNTY OF HARTFORD	)

On this the 9th day of July, 2009, before me, the undersigned officer, personally appeared Anthony J. Galici, who acknowledged himself to be the Vice President of GRIFFIN LAND & NURSERIES, INC., a Delaware corporation and that he as such and being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such Vice President.

IN WITNESS WHEREOF, I hereunto set my hand.

/s/ Frank J. Saccomandi, III
Frank J. Saccomandi, III
Commissioner of the Superior Court

SCHEDULE 5.01(c)

COMPLIANCE OF AGREEMENT, LOAN DOCUMENTS
AND BORROWING WITH LAWS, ETC

NONE

SCHEDULE 5.01(d)

COMPLIANCE WITH LAW; GOVERNMENTAL APPROVALS; OTHER CONSENTS AND APPROVALS

NONE

SCHEDULE 5.01(g)

ENVIRONMENTAL MATTERS

All matters set forth in the following Reports:

DATE	TITLE	PREPARED BY	PREPARED FOR

May 2009	Phase I Environmental Assessment 14, 15, 16 & 40 International Drive, East Granby/Windsor, Connecticut (GeoQuest project #1564)	GeoQuest	Griffin Land and People’s United Bank

June 11, 1999	Potable Drinking Water Well Sampling New England Tradeport 14, 15 & 16 International Drive East Granby, CT 06026 (Hygenics Project No. 1340.027)	Hygenics Environmental Services, Inc.	GE Capital Real Estate

April 14, 1999	Phase I Environmental Site Assessment Report New England Tradeport 14 International Drive East Granby, CT 06026 (Project #3176.034)	Hygenics Environmental Services, Inc.	GE Capital Real Estate

April 14, 1999	Phase I Environmental Site Assessment Report New England Tradeport 15 International Drive East Granby, CT 06026 (Project #3176.034)	Hygenics Environmental Services, Inc.	GE Capital Real Estate

April 14, 1999	Phase I Environmental Site Assessment Report New England Tradeport 16 International Drive East Granby, CT 06026 (Project #3176.034)	Hygenics Environmental Services, Inc.	GE Capital Real Estate

August 17, 1994	Revised Phase I Environmental Site Assessment at 14, 15 & 16 International Drive East Granby, Connecticut (HRP #CEN-0219.P1)	HRP Associates, Inc.	Centerbank

May 6, 1999	Letter from David Platt, Esq. of Murtha Cullina Richter and Pinney, LLP to Sandra P. Wooten, Access Operations Manager of GE Capital Corporation	Murtha Cullina Richter and Pinney, LLP	Griffin Land & Nurseries, Inc.

SCHEDULE 5.01(q)

EXCEPTIONS TO DEBT AND GUARANTY
OBLIGATIONS COMPLIANCE

Griffin Center Development IV, LLC (“GCD IV”) and Griffin Center Development V, LLC (“GCD V”) are the borrowers under a mortgage loan from Webster Bank.  Griffin Land & Nurseries, Inc. is the sole member of these LLCs.  The office buildings at 5 and 7 Waterside Crossing, Windsor, Connecticut are the mortgaged property for that loan.  Under the terms of the Webster Bank mortgage, as amended, the aforesaid properties must maintain a debt service coverage ratio of 1.0x for the twelve months ended December 31, 2009 (the debt service coverage ratio for the prior twelve month period was waived).

Based on current projections, the properties will most likely not be able to achieve the required debt service coverage ratio for the twelve months ended December 31, 2009.

SCHEDULE 5.01(r)

LITIGATION

The Internal Revenue Service is currently conducting a routine examination of the Borrower’s federal income tax returns for the Borrower’s Fiscal Years 2004, 2005 and 2006.  The Borrower has no reason to believe that the result of such examination will have a Material Adverse Effect.

SCHEDULE 9.03(f)

LIENS

I.	Liens on the 14 International Drive Property

a.
Gas service easement in favor of The Connecticut Light and Power Company dated December 16, 1977 and recorded in Volume 59 at Page 122 of the East Granby Land Records; assigned to Yankee Gas Services Company by Assignment dated and recorded June 30, 1989 in Volume 86 at Page 630 of the East Granby Land Records.

b.	Electric distribution easement in favor of The Hartford Electric Light Company dated Marcy 27, 1978 and recorded in Volume 59 at Page 347 of the East Granby Land Records.

c.	Electric distribution easement in favor of The Hartford Electric Light Company dated June 1, 1979 and recorded in Volume 61 at Page 373 of the East Granby Land Records.

d.
Declaration of Covenants and Restrictions/Easements of Use and to Use made by Culbro Land Resources, Inc. dated and recorded January 17, 1986 in Volume 74 at Page 121 of the East Granby Land Records; amended by Amendment dated April 23, 2002 and recorded May 7, 2002 in Volume 134 at Page 568 of the East Granby Land Records.

e.	Declaration of Easement for Right of Way and Drainage made by Culbro Land Resources, Inc. dated September 20, 1983 and recorded in Volume 68 at Page 727 of the East Granby Land Records.

f.	Boundary Line Agreement made by Griffin Land & Nurseries, Inc. dated April 23, 2002 and recorded May 7, 2002 in Volume 134 at Page 571 of the East Granby Land Records.

g.
Conditions of State Traffic Commission Report No. 170-0812-01 dated October 28, 2008 and recorded January 5, 2009 in Volume 176 at Page 378 of the East Granby Land Records and in Volume 1650 at Page 599 of the Windsor Land Records.

h.
Conditions and Requirements of State Traffic Commission Certificate No. 813-B dated January 6, 2003 and recorded January 12, 2009 in Volume 176 at 467 of the East Granby Land Records and in Volume 1651 at Page 28 of the Windsor Land Records.

II.	Liens on the 15 International Drive Property

a.
Gas service easement in favor of The Connecticut Light and Power Company dated December 16, 1977 and recorded in Volume 59 at Page 122 of the East Granby Land Records; assigned to Yankee Gas Services Company by Assignment dated and recorded June 30, 1989 in Volume 86 at Page 630 of the East Granby Land Records.

b.	Electric distribution easement in favor of The Hartford Electric Light Company dated March 27, 1978 and recorded in Volume 59 at Page 347 of the East Granby Land Records.

c.	Electric distribution easement in favor of The Hartford Electric Light Company dated June 1, 1979 and recorded in Volume 61 at Page 373 of the East Granby Land Records.

d.
Declaration of Covenants and Restrictions/Easements of Use and to Use made by Griffin Land & Nurseries, Inc. dated May 6, 1999 and recorded May 14, 1999 in Volume 121 at Page 374 of the East Granby Land Records.

e.
Conditions of State Traffic Commission Report No. 170-0812-01 dated October 28, 2008 and recorded January 5, 2009 in Volume 176 at Page 378 of the East Granby Land Records and in Volume 1650 at Page 599 of the Windsor Land Records.

f.
Conditions and Requirements of State Traffic Commission Certificate No. 813-B dated January 6, 2003 and recorded January 12, 2009 in Volume 176 at 467 of the East Granby Land Records and in Volume 1651 at Page 28 of the Windsor Land Records.

III.	Liens on the 16 International Drive Property

a.
Gas service easement in favor of The Connecticut Light and Power Company dated December 16, 1977 and recorded in Volume 59 at Page 122 of the East Granby Land Records; assigned to Yankee Gas Services Company by Assignment dated and recorded June 30, 1989 in Volume 86 at Page 630 of the East Granby Land Records.

b.	Electric distribution easement in favor of The Hartford Electric Light Company dated May 27, 1978 and recorded in Volume 59 at Page 347 of the East Granby Land Records.

c.	Electric distribution easement in favor of The Hartford Electric Light Company dated June 1, 1979 and recorded in Volume 61 at Page 373 of the East Granby Land Records.

d.
Declaration of Covenants and Restrictions/Easements of Use and to Use made by Griffin Land & Nurseries, Inc. dated May 6, 1999 and recorded May 14, 1999 in Volume 121 at Page 387 of the East Granby Land Records.

e.	Declaration of Easement for Right of Way and Drainage made by Culbro Land Resources, Inc. dated September 20, 1983 and recorded in Volume 68 at Page 727 of the East Granby Land Records.

f.
Easement Agreement by and between River Bend Associates, Inc. and Griffin Land & Nurseries, Inc. dated April 23, 2002 and recorded May 7, 2002 in Volume 134 at Page 574 of the East Granby Land Records.

g.
Conditions of State Traffic Commission Report No. 170-0812-01 dated October 28, 2008 and recorded January 5, 2009 in Volume 176 at Page 378 of the East Granby Land Records and in Volume 1650 at Page 599 of the Windsor Land Records.

h.
Conditions and Requirements of State Traffic Commission Certificate No. 813-B dated January 6, 2003 and recorded January 12, 2009 in Volume 176 at 467 of the East Granby Land Records and in Volume 1651 at Page 28 of the Windsor Land Records.

IV.	Liens on the 40 International Drive Property

a.	Slope Rights granted by Culbro Corporation to the Town of Windsor in a deed dated August 3, 1994 and recorded August 11, 1994 in Volume 1014 at Page 315 of the Windsor Land Records.

b.	Conditions of Special Use Permit granted by the Windsor Town Plan and Zoning Commission dated August 17, 1999 and recorded August 20, 1999 in Volume 1206 at Page 173 of the Windsor Land Records.

c.
Conditions of State Traffic Commission Report No. 170-0812-01 dated October 28, 2008 and recorded January 5, 2009 in Volume 176 at Page 378 of the East Granby Land Records and in Volume 1650 at Page 599 of the Windsor Land Records.

d.
Conditions and Requirements of State Traffic Commission Certificate No. 813-B dated January 6, 2003 and recorded January 12, 2009 in Volume 176 at 467 of the East Granby Land Records and in Volume 1651 at Page 28 of the Windsor Land Records.

SCHEDULE 10.01(k)

POST CLOSING ITEMS

ITEM	DELIVERY DATE

SCHEDULE A

Note

Promissory Note

Hartford, Connecticut

$10,500,000.00	July 9, 2009

FOR VALUE RECEIVED, the undersigned, GRIFFIN LAND & NURSERIES, INC., a corporation organized and existing under the laws of the State of Delaware and having an office and mailing address of 204 West Newberry Road, Bloomfield, Connecticut 06002-1308 (the “Borrower”), promises to pay to the order of PEOPLE’S UNITED BANK, a federal savings bank with an office at One Financial Plaza, Hartford, Connecticut 06103 (the “Lender”), the principal sum of up to TEN MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($10,500,000.00), or so much thereof as may be advanced pursuant to that certain Loan and Security Agreement by and between the Borrower and the Lender and dated of even date herewith (the “Loan Agreement”) plus interest, payable at the rate and in the manner provided in paragraphs 1 and 2 of this Note, together with all taxes assessed upon said sum against the holder hereof, and any costs and expenses, including reasonable attorneys’ fees, incurred in the collection of this Note, the foreclosure of the Open-End Mortgage Deed and Security Agreement from Borrower to Lender and dated of even date herewith (the “Mortgage”) securing, inter alia, this Note or in enforcing the terms and conditions of the Loan Agreement or in protecting or sustaining the lien of said Mortgage.  Said amounts of principal, interest, fees, costs and expenses are collectively referred to in this Note as the “Entire Note Balance”.

1. INTEREST RATE.

(a) The outstanding principal balance of this Note shall bear interest at a rate per annum equal to the LIBOR Rate (as hereinafter defined) plus three hundred eight (308) basis points for each LIBOR Interest Period (as hereinafter defined), which rate shall apply until the Maturity Date (as hereinafter defined) or the sooner imposition of Default Rate (as hereafter defined).  In the event that the Lender determines in its reasonable estimation (which determination shall be final and conclusive) at any time that the making or continuation of or conversion of the interest rate on the outstanding principal balance of this Note to the LIBOR Rate has been made impracticable or unlawful by (i) the occurrence of a contingency that materially and adversely affects the London Interbank Market, or (ii) compliance by the Lender with any law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether having the force of law or not), then, and in any such event, the Lender shall promptly notify the Borrower of the Lender’s determination, and until the Lender notifies the Borrower that the circumstances giving rise to the Lender’s determination no longer apply or exist, the LIBOR Rate shall be suspended and interest on the outstanding principal balance of this Note shall be payable at the USD-LIBOR-Reference Banks rate (as hereinafter defined) plus three hundred eight (308) basis points for each LIBOR Interest Period.  Notification from the Lender of a determination of the existence of one of the contingencies discussed above shall not take effect until the expiration of the then current LIBOR Interest Period.  Notwithstanding anything contained herein to the contrary, any outstanding principal balance of this Note which is not covered by an Interest Rate Protection Agreement (as defined in the Loan Agreement) shall bear interest at a rate per annum equal to the greater of (i) the LIBOR Rate plus three hundred eight (308) basis points for each LIBOR

1

Interest Period, or (ii) six and twenty-five one-hundredths percent (6.25%), which rate shall apply until the Maturity Date or the sooner imposition of the Default Rate.

(b) Definitions.  For purposes of this Note, the following definitions shall apply:

(i) “LIBOR Interest Period” means, for the Initial Tranche (as defined in the Loan Agreement), the period commencing on the date hereof and ending on (but not including) the first day of the first month following the month in which this Note is dated, and for each Future Tranche (as defined in the Loan Agreement), the period commencing on the date each Future Tranche is made and ending on (but not including) the first day of the first month following the date of each Future Tranche, and thereafter for all Tranches (as defined in the Loan Agreement), each period commencing on the last day of the immediately preceding LIBOR Interest Period and ending one month thereafter; subject, however, to the following provisions:  (1) if any LIBOR Interest Period would otherwise end on a day which is not a LIBOR Business Day (as hereinafter defined), that LIBOR Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Interest Period into another calendar month, in which event such LIBOR Interest Period shall end on the immediately preceding LIBOR Business Day; and (2) any LIBOR Interest Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period) shall end on the last LIBOR Business Day of the following calendar month.

(ii) “LIBOR Rate” applicable to a particular LIBOR Interest Period shall mean a rate per annum equal to the rate for US Dollar deposits with maturities of one (1) month, which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London Time, on the day that is two LIBOR Business Days (as hereinafter defined) preceding the Reset Date (as hereinafter defined), provided, however, that if such rate does not appear on the Reuters Screen LIBOR01 Page, the “LIBOR Rate” applicable to such LIBOR Interest Period shall mean a rate per annum equal to the rate at which US Dollar deposits in an amount approximately equal to the outstanding principal balance and with maturities of one (1) month, are offered in immediately available funds in the London Interbank Market on the day that is two LIBOR Business Days preceding the Reset Date. If the day that is two LIBOR Business Days preceding the Reset Date is not a LIBOR Business Day (as hereinafter defined) the LIBOR Rate for such LIBOR Interest Period shall be established on the next LIBOR Business Day subsequent to the commencement of the LIBOR Interest Period.  Each determination of the LIBOR Rate applicable to a particular LIBOR Interest Period shall be made by the Lender and shall be conclusive and binding upon the Borrower absent manifest error.

In the event the Board of Governors of the Federal Reserve System shall impose a reserve requirement with respect to LIBOR deposits of the Lender, then for any period during which such reserve requirements shall apply, the LIBOR Rate shall be equal to the LIBOR Rate amount determined above divided by an amount equal to one (1.00) minus the Eurocurrency Reserve Rate (as hereinafter defined).

(iii) “LIBOR Business Day” shall mean any day on which commercial banks are open for international business (including dealings in US dollar deposits) in London and New York.

2

(iv) “Eurocurrency Reserve Rate” shall mean the weighted average of the rates (expressed as a decimal) at which the Lender would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System against “Eurocurrency Liabilities” (as that term is used in Regulation D), if such liabilities were outstanding.  The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

(v) “Reset Date” is the date the LIBOR Rate changes as of the first day of each LIBOR Interest Period.

(vi) “USD-LIBOR-Reference Banks Rate” shall mean the USD-LIBOR-Reference Banks Rate as defined in the definitions and provisions contained in the 2006 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc.

(c) Upon the occurrence, and during the continuance, of any Event of Default, as defined in this Note, the Mortgage or the Loan Agreement, the entire principal amount of this Note and all interest and other sums due thereon, at the option of Lender shall become immediately due and payable. Should an Event of Default occur, the outstanding balance of this Note shall bear interest at the rate set forth herein plus five percent (5%) per annum (the “Default Rate”) during the continuation of such Event of Default.

2. PAYMENTS.

(a) The principal amount of the Initial Tranche in the amount of EIGHT MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($8,500,000.00) shall be payable in monthly installments in the amounts and on the dates set forth in Schedule A attached hereto and made a part hereof, together with interest accrued thereon at the rate set forth in paragraph 1(a) above.  The principal amounts of any Future Tranches shall be payable in monthly installments in the amounts and on the dates set forth in supplemental schedules to this Note which shall be attached hereto and made a part hereof, together with interest accrued thereon at the rate set forth in paragraph 1(a) above.  Such monthly principal amounts payable with respect to each Future Tranche shall be based upon a twenty-five (25) year amortization schedule from the time of the advance of the applicable Future Tranche.

(b) All interest shall be computed on a daily basis and calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed, to be payable in arrears on the unpaid principal balance outstanding.

(c) All monthly payments of principal and/or interest required pursuant to the terms of this Note shall be made together with one-twelfth (1/12) of the annual real estate taxes, insurance premiums and other charges and assessments which may accrue against the property if the same are being escrowed pursuant to the Mortgage.

3. MATURITY.  The Entire Note Balance, if not sooner paid, shall be due and payable without notice or demand on August 1, 2019 (the “Maturity Date”).

4. PREPAYMENT.  Borrower may prepay this Note in whole or in part at any time only upon thirty (30) days prior notice to Lender (the “Prepayment Notice”) and the payment to Lender of a prepayment fee (the “Prepayment Fee”).  Without in any way limiting or modifying

3

fees payable by Borrower to Lender under the terms of the separate Interest Rate Protection Agreement (as defined in the Loan Agreement), the Prepayment Fee shall be equal any LIBOR Breakage Fees (as defined below) if the prepayment is made on a day other than the last day of any LIBOR Interest Period.

As used herein, “LIBOR Breakage Fees” shall equal such amounts as shall, in the judgment of the Lender (which shall be conclusive so long as made on a reasonable basis), compensate it for any actual loss, cost or expense actually incurred by it as a result of (i) any payment or prepayment (under any circumstances whatsoever, whether voluntary or involuntary by acceleration or otherwise) of any portion of the principal amount bearing interest at the LIBOR Rate on a date other than the last day of an applicable LIBOR Interest Period, or (ii) the conversion (for any reason whatsoever, whether voluntary or involuntary by acceleration or otherwise) of the rate of interest payable under this Note from the LIBOR Rate to the rate based on the Prime Rate with respect to any portion of the principal amount then bearing interest at the LIBOR Rate on a date other than the last day of an applicable LIBOR Interest Period, which amount shall be an amount equal to the present value (using as a discount rate the rate at which interest is computed pursuant to clause (y) below) of the excess, if any, of (x) the amount of interest that would have accrued at the LIBOR Rate on the amount so prepaid or converted, as the case may be, for the period from the date of occurrence to the last day of the applicable LIBOR Interest Period over (y) the amount of interest (as determined in good faith by the Lender) that the Lender would have been paid on a Euro-Dollar deposit placed by the Lender with leading banks in the London Interbank Market for an amount comparable to the amount so prepaid, converted, not advanced or not borrowed, continued or converted, as the case may be, for the period from the date of occurrence to the last day of the applicable LIBOR Interest Period.

Notwithstanding anything contained herein to the contrary, the Borrower shall be responsible, in addition to any Prepayment Fee, for the payment of any reasonable administrative costs incurred by Lender in connection with such prepayment.  If this Note shall be accelerated for any reason whatsoever, the applicable Prepayment Fee in effect as of the date of such acceleration shall be paid.

5. APPLICATION OF PAYMENTS.  Payments will be applied first to fully pay costs and expenses incurred by holder in collecting this Note or in sustaining and/or enforcing any security granted to secure this Note, then to fully pay any outstanding late charges or prepayment, then to fully pay accrued interest and the remainder will be applied to principal.

6. LATE CHARGE.  Borrower shall pay the holder of this Note a late charge of five percent (5%) of any monthly installment not received by the holder within ten (10) days after the installment is due, to cover the additional expenses involved in handling such overdue installment.  This charge shall be in addition to, and not in lieu of, any other remedy the holder of this Note may have and is in addition to any reasonable fees and charges of any agents or attorneys which the holder of this Note is entitled to employ in the Event of Default hereunder, whether authorized herein or by law.  Borrower will pay this late charge promptly but only once for each late payment.

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7. DEFAULT.  Upon the occurrence and during the continuance of any Event of Default (as hereafter defined), the Entire Note Balance shall, at the option of the holder hereof, become immediately due and payable without notice or demand.

An “Event of Default” is defined as any one of the following: (i) default in the payment of any interest, principal, or other amounts due hereunder during the term of this loan and such default continuing for a period of ten (10) days after the due date thereof; (ii) default in the payment of any principal or other amounts due upon the Maturity Date; (iii) the occurrence of any other Event of Default as defined in the Loan Agreement.

8. PREJUDGMENT REMEDY WAIVER.  BORROWER ACKNOWLEDGES AND REPRESENTS THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND THAT THE PROCEEDS OF THE LOAN SHALL NOT BE USED FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES. THE BORROWER HEREBY VOLUNTARILY WAIVES ANY RIGHTS TO NOTICE OR HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES AS NOW OR HEREAFTER AMENDED, OR AS OTHERWISE REQUIRED BY ANY LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER MAY ELECT TO USE WITH RESPECT TO ANY OF THE COLLATERAL (AS DEFINED IN THE LOAN AGREEMENT).

9. DELAY IN ENFORCEMENT.  The liability of Borrower under this Note is unconditional and shall not be affected by any extension of time, renewal, waiver or any other modification whatsoever, granted or consented to by the holder.  Any failure by the holder to exercise any right it may have under this Note is not a waiver of the holder’s right to exercise the same or any other right at any other time.

10. CHANGES.  No agreement by the Lender to change, waive or release the terms of this Note will be valid unless it is in writing and signed by the Lender.

11. WAIVER, JURY TRIAL WAIVER.  BORROWER WAIVES PRESENTMENT, DEMAND FOR PAYMENT AND NOTICE OF DISHONOR.  BORROWER FURTHER WAIVES A TRIAL BY JURY IN ANY ACTION WITH RESPECT TO THIS NOTE AND AS TO ANY ISSUES ARISING RELATING TO THIS NOTE OR TO THE INSTRUMENTS SECURING THIS NOTE.

12. GOVERNING LAW; JURISDICTION AND VENUE.  THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF CONNECTICUT, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.  Any action or proceeding to enforce or defend any rights under this Note or under any agreement, instrument or other document contemplated hereby or related hereto; directly or indirectly related to, or connected with, the Loan evidenced hereby or the negotiation, administration or enforcement thereof; or arising from the debtor/creditor relationship of the Borrower and the Lender shall be brought either in the Superior Court of Connecticut or the United States District Court for the District of Connecticut; provided, however, that any action or suit on this Note or the Mortgage or Collateral Assignment (as defined in the Loan Agreement) securing this Note may, at the Lender’s sole option, be brought either in any State or Federal court located within the County in which the property securing this Note is located or other Connecticut Court properly having jurisdiction.  The parties hereto agree that any proceeding

5

instituted in either of such courts shall be of proper venue, and waive any right to challenge the venue of such courts or to seek the transfer or relocation of any such proceeding for any reasons.  The parties hereto further agree that such courts shall have personal jurisdiction over the parties.  Any judgment or decree obtained in any such action or proceeding may be filed or enforced in any other appropriate court.

13. RIGHT OF SET-OFF.  During the continuance of any Event of Default as defined in this Note, the Lender shall have the right to set-off all sums then present or in transit to the Operating Account (as defined in the Loan Agreement) and the Master Lease Reserve Account (as defined in the Loan Agreement), to the Entire Note Balance without prior notice or demand.

14. INVALIDITY.  If any provision of this Note or the application of any provision to any person or circumstance shall be invalid or unenforceable, neither the balance of this Note nor the application of the provision to other persons or circumstances shall be affected.

15. NOTE SECURED BY MORTGAGE.  This Note is secured, inter alia, by the Open-End Mortgage Deed and Security Agreement, conveying certain real estate and property therein described (the “Property”) and to be duly recorded on the appropriate land records of the Town in which the Property is located.

16. BINDING EFFECT.  The provisions of this Note are binding on the assigns and successors of the Borrower and shall inure to the benefit of the Lender and its assigns permitted pursuant to Section 11.18 of the Loan Agreement and its successors.

17. INTERPRETATION.  Captions and headings used in this Note are for convenience only.  The singular includes the plural and the plural includes the singular. “Any” means any and all.

18. USURY SAVINGS CLAUSE.  It is the intent of Lender and Borrower to comply at all times with applicable usury laws.  If at any time such laws would render usurious any amounts called for under this Note or any of the other Loan Documents (as defined in the Loan Agreement), then it is Borrower’s and Lender’s express intention that such excess amount be immediately credited on the principal balance of this Note (or, if this Note has been fully paid, refunded by Lender to Borrower, and Borrower shall accept such refund), and the provisions hereof and thereof be immediately deemed to be reformed and the amounts thereafter collectible hereunder reduced to comply with the then applicable laws, without the necessity of the execution of any further documents, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder.  To the extent permitted by law, any such crediting or refund shall not cure or waive any default by Borrower under this Note or any of the other Loan Documents.  If at any time following any such reduction in the interest rate payable by Borrower, there remains unpaid any principal amounts under this Note and the maximum interest rate permitted by applicable law is increased or eliminated, then the interest rate payable hereunder shall be readjusted, to the extent permitted by applicable law, so that the total dollar amount of interest payable hereunder shall be equal to the dollar amount of interest which would have been paid by Borrower without giving effect to the reduction in interest resulting from compliance with the applicable usury laws theretofore in effect. Borrower agrees, however, that in determining whether or not any interest payable under this Note or any of the other Loan Documents is usurious, any non-principal payment (except payments specifically stated in this

6

Note or in any other Loan Document to be interest), including, without limitation, prepayment fees and late charges, shall be deemed to the extent permitted by law, to be an expense, fee, premium or penalty rather than interest.

19. OTHER OBLIGATIONS.  To the extent the Entire Note Balance is reduced or paid in full by reason of any payment to the Lender, and all or any part of such payment is rescinded, avoided or recovered from the Lender for any reason whatsoever, including, without limitation, any proceedings in connection with the insolvency, bankruptcy or reorganization of the Borrower, the amount of such rescinded, avoided or returned payment shall be added to or, in the event this Note has been previously paid in full, shall revive the principal balance of this Note upon which interest may be charged at the applicable rate set forth in this Note and shall be considered part of the Entire Note Balance and all terms and provisions herein shall thereafter apply to same.

20. EXCULPATION.  Subject to the qualifications below, Lender shall not enforce the liability and obligations of Borrower to perform and observe the obligations contained in this Note, the Mortgage or in any of the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interests under this Note, the Mortgage and the other Loan Documents, or in the property pledged to the Lender in the Mortgage, the rentals or property income or profit received from the Property (as defined in the Loan Agreement) or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property and all such other collateral given to Lender.  By accepting this Note, the Mortgage and the other Loan Documents, Lender agrees that it shall not except as otherwise herein provided, sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with this Note, the Mortgage or the other Loan Documents.  The provisions of such exculpation, however, shall not (1) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (2) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (3) affect the validity or enforceability of any guaranty or indemnity made in connection with the Loan or any of the rights and remedies of the Lender thereunder; (4) impair the right of Lender to obtain the appointment of a receiver; (5) impair the enforcement of the Collateral Assignment (as defined in the Loan Agreement); or (6) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of, but only to the extent of:

(i) all costs, expenses, damages (excluding, however, consequential, exemplary or punitive damages) or losses actually incurred by the Lender in connection with the enforcement of the Note, the Mortgage or any other Loan Document and directly or indirectly resulting from any of the following:

(A) the presence of hazardous waste or asbestos in, on or under the Property as set forth in a separate environmental indemnity to be signed by Borrower;

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(B) any security deposits or other refundable deposits collected with respect to the Property which are not delivered to Lender upon a foreclosure of the Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the leases or rental agreements affecting the Property prior to the occurrence of an Event of Default under this Note, the Mortgage or any other Loan Documents that gave rise to such foreclosure or action in lieu thereof;

(C) the misapplication or conversion by Borrower of (1) any insurance proceeds paid by reason of any loss, damage or destruction to the Property, or (2) any awards or other amounts received in connection with the condemnation of all or a portion of the Property;

(D) physical waste committed on the Property by the Borrower or its affiliates or employees; damage to the Property as a result of the intentional misconduct or gross negligence of Borrower or any affiliate thereof, or any agent or employee of any such persons to the extent not covered by the Borrower’s insurance; or the removal of any portion of the Property in violation of the terms of the Loan Documents following an Event of Default; or

(E) to the extent that Borrower has retained, misapplied, misappropriated or converted rents or other income from the Property (1) after an Event of Default, or (2) prior to applying the rents or other income from the Property to the monthly mortgage debt service obligations or operating expenses directly attributable to the Property (including but not limited to real estate taxes, insurance charges and utilities) but nothing herein shall prevent or limit Borrower’s distribution of excess income after Borrower has discharged its obligations for current scheduled debt service obligations and property expenses on a monthly basis as long as the distributions are not made when Borrower is already aware that the Property will not generate sufficient ongoing cash flow to pay such expenses on a going forward basis.

(ii) repayment of the entire sums due under the Note and all other charges, expenses and obligations of the Borrower pursuant to the Mortgage, Loan Agreement and other Loan Documents upon the occurrence of any of the following events:

(A) the commission of any fraud, material misrepresentation or willful misconduct by Borrower or any of its officers, or any other person authorized to make statements or representations, or act, on behalf of Borrower in connection with the Loan;

(B) the Property or any part thereof or interest therein shall be encumbered by a voluntary lien in violation of the terms of the Loan Documents;

(C) failure to maintain or cause to be maintained any insurance policies required under the Mortgage beyond any applicable period of notice and cure, or to pay or provide or cause to be provided the amount of any insurance deductible,

8

to the extent of the applicable deductible, following a casualty event or other insured event;

(D) any voluntary breach or violation of the due on sale provisions or transfer of ownership of the Property, or any portion thereof, other than as may be permitted in the Loan Documents; or

(E) if the Property or any part thereof shall become an asset in either (a) a voluntary bankruptcy filing or insolvency proceeding, or (b) an involuntary bankruptcy proceeding which is commenced by the Borrower or an entity owned or controlled by Borrower (collectively “Related Party”) and Borrower or Related Party objects to a motion for relief from stay or injunction following a voluntary or involuntary bankruptcy or insolvency proceeding; or

(F) the breach of any material representation, warranty, covenant or indemnification provision in that certain environmental indemnity to be signed by Borrower or in the Mortgage concerning environmental laws, hazardous substances or asbestos;

(b) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Mortgage or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with the Note, the Mortgage and the other Loan Documents.

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed the day and year first written above.

BORROWER:
GRIFFIN LAND & NURSERIES, INC.,
a Delaware corporation

By:	/s/Anthony J. Galici
Name: Anthony J. Galici
Title: Vice President

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Schedule A – Principal Pay Down Schedule

1st Day Accrual	Last Day Accrual/Payment Dates	Principal Balance	Principal Payment Last Day Accrual
7/9/2009	9/1/2009	8,500,000.00	10,693.78
9/1/2009	10/1/2009	8,489,306.22	10,755.09
10/1/2009	11/2/2009	8,478,551.12	10,816.76
11/2/2009	12/1/2009	8,467,734.37	10,878.77
12/1/2009	1/4/2010	8,456,855.59	10,941.14
1/4/2010	2/1/2010	8,445,914.45	11,003.87
2/1/2010	3/1/2010	8,434,910.58	11,066.96
3/1/2010	4/1/2010	8,423,843.62	11,130.41
4/1/2010	5/4/2010	8,412,713.20	11,194.23
5/4/2010	6/1/2010	8,401,518.98	11,258.41
6/1/2010	7/1/2010	8,390,260.57	11,322.96
7/1/2010	8/2/2010	8,378,937.61	11,387.87
8/2/2010	9/1/2010	8,367,549.74	11,453.16
9/1/2010	10/1/2010	8,356,096.57	11,518.83
10/1/2010	11/1/2010	8,344,577.75	11,584.87
11/1/2010	12/1/2010	8,332,992.88	11,651.29
12/1/2010	1/4/2011	8,321,341.58	11,718.09
1/4/2011	2/1/2011	8,309,623.49	11,785.27
2/1/2011	3/1/2011	8,297,838.22	11,852.84
3/1/2011	4/1/2011	8,285,985.38	11,920.80
4/1/2011	5/3/2011	8,274,064.58	11,989.15
5/3/2011	6/1/2011	8,262,075.43	12,057.88
6/1/2011	7/1/2011	8,250,017.55	12,127.02
7/1/2011	8/1/2011	8,237,890.53	12,196.54
8/1/2011	9/1/2011	8,225,693.99	12,266.47
9/1/2011	10/3/2011	8,213,427.52	12,336.80
10/3/2011	11/1/2011	8,201,090.72	12,407.53
11/1/2011	12/1/2011	8,188,683.19	12,478.67
12/1/2011	1/3/2012	8,176,204.52	12,550.21
1/3/2012	2/1/2012	8,163,654.31	12,622.16
2/1/2012	3/1/2012	8,151,032.15	12,694.53
3/1/2012	4/2/2012	8,138,337.62	12,767.31
4/2/2012	5/1/2012	8,125,570.30	12,840.51
5/1/2012	6/1/2012	8,112,729.79	12,914.13
6/1/2012	7/2/2012	8,099,815.66	12,988.17
7/2/2012	8/1/2012	8,086,827.48	13,062.64
8/1/2012	9/4/2012	8,073,764.85	13,137.53
9/4/2012	10/1/2012	8,060,627.31	13,212.85
10/1/2012	11/1/2012	8,047,414.46	13,288.61
11/1/2012	12/3/2012	8,034,125.86	13,364.79
12/3/2012	1/2/2013	8,020,761.06	13,441.42
1/2/2013	2/1/2013	8,007,319.64	13,518.48

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2/1/2013	3/1/2013	7,993,801.16	13,595.99
3/1/2013	4/2/2013	7,980,205.17	13,673.94
4/2/2013	5/1/2013	7,966,531.23	13,752.34
5/1/2013	6/3/2013	7,952,778.89	13,831.18
6/3/2013	7/1/2013	7,938,947.71	13,910.48
7/1/2013	8/1/2013	7,925,037.23	13,990.24
8/1/2013	9/3/2013	7,911,046.99	14,070.45
9/3/2013	10/1/2013	7,896,976.54	14,151.12
10/1/2013	11/1/2013	7,882,825.43	14,232.25
11/1/2013	12/2/2013	7,868,593.17	14,313.85
12/2/2013	1/2/2014	7,854,279.33	14,395.91
1/2/2014	2/3/2014	7,839,883.41	14,478.45
2/3/2014	3/3/2014	7,825,404.96	14,561.46
3/3/2014	4/1/2014	7,810,843.50	14,644.95
4/1/2014	5/1/2014	7,796,198.55	14,728.91
5/1/2014	6/2/2014	7,781,469.64	14,813.36
6/2/2014	7/1/2014	7,766,656.28	14,898.29
7/1/2014	8/1/2014	7,751,758.00	14,983.70
8/1/2014	9/2/2014	7,736,774.29	15,069.61
9/2/2014	10/1/2014	7,721,704.68	15,156.01
10/1/2014	11/3/2014	7,706,548.67	15,242.90
11/3/2014	12/1/2014	7,691,305.77	15,330.30
12/1/2014	1/2/2015	7,675,975.47	15,418.19
1/2/2015	2/2/2015	7,660,557.28	15,506.59
2/2/2015	3/2/2015	7,645,050.70	15,595.49
3/2/2015	4/1/2015	7,629,455.21	15,684.91
4/1/2015	5/1/2015	7,613,770.30	15,774.83
5/1/2015	6/1/2015	7,597,995.47	15,865.28
6/1/2015	7/1/2015	7,582,130.19	15,956.24
7/1/2015	8/3/2015	7,566,173.95	16,047.72
8/3/2015	9/1/2015	7,550,126.24	16,139.73
9/1/2015	10/1/2015	7,533,986.51	16,232.26
10/1/2015	11/2/2015	7,517,754.25	16,325.33
11/2/2015	12/1/2015	7,501,428.92	16,418.92
12/1/2015	1/4/2016	7,485,010.00	16,513.06
1/4/2016	2/1/2016	7,468,496.94	16,607.73
2/1/2016	3/1/2016	7,451,889.21	16,702.95
3/1/2016	4/1/2016	7,435,186.26	16,798.71
4/1/2016	5/3/2016	7,418,387.54	16,895.03
5/3/2016	6/1/2016	7,401,492.51	16,991.89
6/1/2016	7/1/2016	7,384,500.62	17,089.31
7/1/2016	8/1/2016	7,367,411.31	17,187.29
8/1/2016	9/1/2016	7,350,224.02	17,285.83
9/1/2016	10/3/2016	7,332,938.19	17,384.94
10/3/2016	11/1/2016	7,315,553.25	17,484.61
11/1/2016	12/1/2016	7,298,068.64	17,584.86
12/1/2016	1/3/2017	7,280,483.78	17,685.68
1/3/2017	2/1/2017	7,262,798.11	17,787.07

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2/1/2017	3/1/2017	7,245,011.03	17,889.05
3/1/2017	4/3/2017	7,227,121.98	17,991.62
4/3/2017	5/2/2017	7,209,130.36	18,094.77
5/2/2017	6/1/2017	7,191,035.59	18,198.51
6/1/2017	7/3/2017	7,172,837.08	18,302.85
7/3/2017	8/1/2017	7,154,534.23	18,407.79
8/1/2017	9/1/2017	7,136,126.45	18,513.32
9/1/2017	10/2/2017	7,117,613.12	18,619.47
10/2/2017	11/1/2017	7,098,993.65	18,726.22
11/1/2017	12/1/2017	7,080,267.44	18,833.58
12/1/2017	1/2/2018	7,061,433.85	18,941.56
1/2/2018	2/1/2018	7,042,492.29	19,050.16
2/1/2018	3/1/2018	7,023,442.13	19,159.38
3/1/2018	4/3/2018	7,004,282.75	19,269.23
4/3/2018	5/1/2018	6,985,013.52	19,379.71
5/1/2018	6/1/2018	6,965,633.82	19,490.82
6/1/2018	7/2/2018	6,946,143.00	19,602.56
7/2/2018	8/1/2018	6,926,540.44	19,714.95
8/1/2018	9/4/2018	6,906,825.49	19,827.98
9/4/2018	10/1/2018	6,886,997.50	19,941.66
10/1/2018	11/1/2018	6,867,055.84	20,056.00
11/1/2018	12/3/2018	6,846,999.84	20,170.98
12/3/2018	1/2/2019	6,826,828.86	20,286.63
1/2/2019	2/1/2019	6,806,542.23	20,402.94
2/1/2019	3/1/2019	6,786,139.29	20,519.92
3/1/2019	4/1/2019	6,765,619.37	20,637.57
4/1/2019	5/1/2019	6,744,981.81	20,755.89
5/1/2019	6/3/2019	6,724,225.92	20,874.89
6/3/2019	7/1/2019	6,703,351.03	20,994.57
07/01/19	08/01/19	6,682,356.46	6,682,356.46

12

SCHEDULE B

Pledge and Control Agreement

DEPOSIT ACCOUNT PLEDGE AND CONTROL AGREEMENT

THIS DEPOSIT ACCOUNT PLEDGE AND CONTROL AGREEMENT (“Agreement”), is made as of this ___ day of _______________, 20___ by and among PEOPLE’S UNITED BANK, a federal savings bank (“Lender”), and GRIFFIN LAND & NURSERIES, INC., a Delaware corporation (“Borrower”).

BACKGROUND

A.           By Borrower’s Promissory Note dated June ___, 2009 and given to Lender (the “Note”), Borrower is indebted to Lender in the principal sum of up to Ten Million Five Hundred Thousand and 00/100 Dollars ($10,500,000.00) with interest thereon as set forth in the Note (such indebtedness and interest being referred to as the “Loan”).

B.           The Loan is secured by, among other things, (i) a certain Open-End Mortgage Deed and Security Agreement (the “Mortgage”), dated the same date as the Note granted by Borrower to Lender, which grants to Lender, among other things, a first lien on certain real property encumbered thereby (the “Property”) and an assignment of all rents arising with respect to the Property; and (ii) a certain Loan and Security Agreement (the “Loan Agreement”), dated the same date as the Note between Borrower and Lender, which grants to Lender, among other things, a first lien on the Collateral defined therein.

C.           As a condition to the Lender’s consent to a release and termination of the Master Lease (as defined in the Loan Agreement), Lender has required that Borrower (i) deposit the sum of Three Hundred Thousand and 00/100 Dollars ($300,000.00) into a deposit account separately established by and with Lender to be held and disbursed in accordance with this Agreement and the Loan Agreement, and (ii) grant to Lender a lien on, and security interest in, such deposit account and all money deposited therein, which account will be maintained for the benefit of Lender and administered in accordance with the terms of this Agreement.

D.           The parties are entering into this Agreement to set forth their rights and obligations with respect to such deposit account.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1
DEFINED TERMS

1.01 Defined Terms.  Capitalized terms used in this Agreement and not specifically defined in this Agreement have the meaning given to them in the Loan Agreement.  The following terms have the respective meanings set forth below:

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(a) “Business Day” means any day other than a Saturday, Sunday or any day on which Federal banks in the State of Connecticut are closed for legal holidays or by government directive.

(b) “Deposit Account” has the meaning set forth in Section 2.01 hereof.

(c) “Event of Default” has the meaning set forth in Section 7.01 hereof.

(d) “Loan Documents” has the meaning set forth in the Loan Agreement.

(e) “Master Lease Reserve Deposit” shall mean the initial deposit by the Borrower of the sum of the Three Hundred Thousand and 00/100 Dollars ($300,000.00) into the Deposit Account.

(f) “Payment Due Date” means the due date for payments of principal and/or interest set forth in the Note.

(g) “Subsequent Master Lease Reserve Deposits” and “Subsequent Master Lease Reserve Deposit” shall have the meaning set forth in Section 4.02 hereof.

(h) “UCC” means the Uniform Commercial Code in effect in the State of Connecticut, as from time to time amended or restated.  For purposes of the UCC’s application to the Deposit Account, the parties agree that the Deposit Account shall be deemed located in the State where the Property is located.

ARTICLE 2
CONTROL OF DEPOSIT ACCOUNT

2.01 Establishment and Purpose of Deposit Account.  Lender has established an interest bearing depository account for the benefit of Lender, which account bears the account number _____________________ (such account, all funds at any time on deposit therein and any proceeds, replacements or substitutions of such account or funds therein, are referred to herein as “Deposit Account”).  The Deposit Account will be maintained by Lender for the purposes of (i) receiving and holding the Master Lease Reserve Deposit and any and all Subsequent Master Lease Reserve Deposits and (ii) disbursing sums on deposit therein in accordance with this Agreement and the Loan Agreement.

2.02 Control of Deposit Account.  The Deposit Account shall, at all times during the term of this Agreement, be under the sole dominion and control of Lender, who shall have the sole right to withdraw funds from the Deposit Account for application in accordance with this Agreement and the Loan Agreement.  Borrower acknowledges and agrees that (i) neither Borrower nor any other party claiming on behalf of, or through, Borrower shall have any right, title or interest, whether express or implied, in the Deposit Account or to withdraw or make use of any amounts from the Deposit Account, and (ii) except as provided herein and in the Loan Agreement, Borrower shall not be entitled to any periodic disbursements of earnings or interest on amounts held in the Deposit Account.

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2.03 Funds in Deposit Account as Security for the Loan; Grant of Security Interest. As security for full payment of the Loan and timely performance of Borrower’s obligations under the Loan Documents and this Agreement, Borrower hereby pledges, transfers, assigns and sets over to Lender, and grants to Lender a continuing security interest in and to, the Deposit Account, all money deposited therein from time to time, any interest and earnings therein and all profits and proceeds thereof.  Borrower agrees to execute, acknowledge, deliver, file or do, at its sole expense, all other acts, assignments, notices, agreements or other instruments as Lender may reasonably require in order to perfect the foregoing security interest, pledge and assignment or otherwise to fully effectuate the rights granted to Lender by this Section.  This Agreement also constitutes a “deposit account” and a “security agreement” within the meaning of Article 9 of the UCC.  In addition to all other rights and remedies provided for herein or otherwise available at law or in equity, Lender shall have all rights of a secured party under Article 9 of the UCC with respect to the Deposit Account and funds deposited therein.

2.04 No Other Hypothecation of Borrower’s Interest.  Borrower shall not, without Lender’s prior written consent, further pledge, assign, encumber or grant any security interest in Borrower’s interest in the Deposit Account, nor permit any lien to attach thereto, except those created in Lender’s favor in connection with the Loan.

ARTICLE 3
LENDER OBLIGATIONS WITH RESPECT TO DEPOSIT ACCOUNT

3.01 Establishment of Deposit Account.  Lender agrees to establish the Deposit Account as contemplated by this Agreement and agrees not to commingle the amounts held in, or designated to, Lender for deposit in the Deposit Account with any other amounts held on behalf any other party.

3.02 Fees and Expenses.  Lender shall look solely to Borrower for payment of its fees in connection with the maintenance of the Deposit Account and its services hereunder, and Borrower agrees to pay such fees to Lender on demand therefor; provided, however, that the fees which Lender may charge to Borrower shall not exceed the fees and charges customarily charged by Lender to its customers with respect to the customary and standard maintenance of a Deposit Account and with respect to services similar to those provided under this Agreement.  Borrower acknowledges and agrees that it solely shall be, and at all times remain, liable to Lender for all fees, charges, costs and expenses in connection with the Deposit Account, this Agreement and the enforcement hereof, including, without limitation, the reasonable fees and expenses of legal counsel to Lender as needed to enforce performance of this Agreement.

ARTICLE 4
DEPOSITS INTO DEPOSIT ACCOUNT

4.01 Initial Master Lease Reserve Deposit.  Prior to or simultaneously with the execution with the execution of this Agreement, the Borrower shall deposit the Master Lease Reserve Deposit into the Deposit Account.

4.02 Subsequent Master Lease Reserve Deposits.  If the Borrower is eligible for and the Lender does make a disbursement from the Deposit Account in accordance with the Loan

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Agreement, the Borrower shall make monthly deposits into the Deposit Account (each a “Subsequent Master Lease Reserve Deposit” and collectively with the Master Lease Reserve Deposit, the “Master Lease Reserve”) in an amount equal to the lesser of Twenty Thousand and 00/100 Dollars ($20,000.00) or the amount required to restore the Deposit Account to Three Hundred Thousand and 00/100 Dollars ($300,000.00).  Such Subsequent Master Lease Reserve Deposits shall be payable on the first month following any disbursement from the Deposit Account and continuing monthly thereafter as and when payments of principal and interest are due under the Note until the balance in the Deposit Account is equal to Three Hundred Thousand and 00/100 Dollars ($300,000.00).

ARTICLE 5
TRANSFER OF FUNDS FROM DEPOSIT ACCOUNT

5.01 Disbursements from the Deposit Account.  Subject to the provisions of this Section 5 and provided no Event of Default exists at the time disbursement is requested hereunder (which has not been waived in writing by Lender), the Lender shall make disbursements from the Deposit Account in accordance with and subject to the terms, covenants and conditions contained in the Loan Agreement.

5.02 Transfers to Borrower Account.  Transfers to Borrower, if any, contemplated by Section 5.01 are to be made by wire transfer or other electronic transfer of funds to the Operating Account (as defined in the Loan Agreement) of Borrower maintained at the Lender in accordance with the Loan Agreement.

5.03 Payment Due Date Considerations.  If the date for a disbursement by Lender from the Deposit Account to Borrower is not a Business Day, then any disbursements which are required to be made under this Article 5 shall occur no later than the next Business Day.

5.04 Lender Policy on Wire Transfers.  Borrower and Lender agree that any wire transfer or other electronic funds transfer made by Lender under this Agreement shall be subject to the Lender’s standard terms and conditions for such services in effect from time to time. In the event of any inconsistency between such terms and conditions and this Agreement, this Agreement shall control.

ARTICLE 6
TERMINATION OF PLEDGE AND CONTROL AGREEMENT

6.01 Right to Terminate.  Borrower may not terminate this Agreement for any reason without Lender’s prior written consent.

6.02 Termination Upon Occurrence of Certain Events.  This Agreement shall terminate upon the (a) repayment in full of the Loan, and (b) the full satisfaction and performance of all obligations and liabilities of every kind whatsoever of Borrower under the Note, the Mortgage, the Loan Agreement and the other Loan Documents.

6.03 Consequence of Termination.  Upon termination of this Agreement by Lender where the Loan Agreement does not require the continued existence of a Deposit Account or upon termination of this Agreement pursuant to Section 6.02, the funds remaining in the Deposit

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Account shall be disbursed to Borrower after deducting all outstanding charges or fees due to Lender in connection with this Agreement.  No termination of this Agreement shall impair the rights of any party with respect to items processed prior to the termination date.

ARTICLE 7
BORROWER LOAN DEFAULT

7.01 Event of Default Defined.  Borrower’s failure to make any Subsequent Master Lease Reserve Deposit as required hereby and the continuance of such failure for a period of ten (10) days after the due date thereof and Borrower’s failure to timely and fully perform any of its other obligations under this Agreement and the continuance of any such other failure for a period of thirty (30) days after notice from Lender; (provided, however, that if (i) the curing of such failure cannot be accomplished with due diligence within said thirty (30) day period; (ii) granting an additional period of time within which to cure such failure would not (I) result in any material impairment of the Lender’s lien on the Deposit Account or (II) have a Material Adverse Effect; and (iii) the Borrower commences to cure such failure promptly upon learning thereof and thereafter diligently and continuously prosecutes the cure of such failure, then such period of thirty (30) days shall be extended for such time as shall be reasonably necessary to cure such failure; provided further, however, such extended cure period shall not be applicable to any failure which can be cured by the payment of money) shall constitute an “Event of Default” under this Agreement and also shall constitute an automatic “Event of Default” under and as defined in the Note, the Mortgage, the Loan Agreement and the other Loan Documents, and the occurrence of an “Event of Default” under and as defined in the Note, the Mortgage, Loan Agreement or any of the other Loan Documents shall constitute an automatic Event of Default under this Agreement.

7.02 Lender Remedies.  During the continuance of an Event of Default under this Agreement, Lender shall have the right to withdraw and apply funds from the Deposit Account to payment of any and all debts, liabilities and obligations of Borrower to Lender pursuant to, or in connection with, the Loan, the Loan Documents and this Agreement, in such order, proportion and priority as Lender may determine in its sole discretion.  Lender’s right to withdraw and apply funds in the Deposit Account shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents and at law or in equity.  Lender’s continuation of payments from the Deposit Account when contemplated by this Agreement shall not be deemed Lender’s waiver or a cure of any default by Borrower and shall be without prejudice to Lender’s rights.

7.03 Remedies Cumulative.  The rights, powers, authorities, remedies, interests and benefits conferred upon Lender by and as provided in this Agreement are intended to supplement, and be in addition to (and shall not in any way replace, supersede, amend, limit or restrict), the rights, powers, authorities, remedies, interests, and benefits conferred by the Loan Documents.  This Agreement shall hereafter be deemed to be one of the “Loan Documents” for purposes of the Note and other Loan Documents, so that an Event of Default hereunder entitles Lender to exercise any and all rights and remedies it may have under any other Loan Document.  This Agreement is not a settlement agreement, and Lender’s execution of or performance under this Agreement does not (and it shall not be construed so as to) waive, relinquish, restrict or limit in any way any of the rights, remedies, claims or causes of action which Lender has or may have

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under or with respect to the Loan Documents or applicable law (all of which are expressly reserved) regardless of whether any of the foregoing relate to or arise out of acts, omissions, events or transactions occurring before or after the date hereof.  Lender hereby expressly reserves all rights to take any and all actions, and exercise any and all remedies, authorized under the Loan Documents, or at law or in equity as a result of or with respect to the occurrence of any defaults or Events of Default (however denominated) which have or may have heretofore occurred thereunder and any defaults or Events of Default (however denominated) which may hereafter occur or exist hereunder or thereunder, including, without limitation, the right to accelerate the indebtedness evidenced by the Note and to commence an action to foreclose the Mortgage or petition for the appointment of a receiver, irrespective of whether this Agreement is in effect or has been terminated.  Nothing contained herein, and no action taken by Lender pursuant hereto or as provided herein, shall be deemed to be a waiver of any of such rights or of any of such defaults or Events of Default.

ARTICLE 8
CERTAIN MATTERS AFFECTING THE LENDER

8.01 Duties Expressly Stated in this Agreement.  The duties and obligations of the Lender with respect to the Deposit Account shall be determined solely by the express provisions of this Agreement.

8.02 Limitation on Liability; Indemnification.  Lender shall not be liable for any claims, suits, actions, costs, damages, liabilities, or expense, or for any interruption of services (“Liabilities”) in connection with the subject matter of this Agreement, other than Liabilities caused by the negligence, bad faith or willful misconduct of Lender or any of its directors, officers, employees or agents.  In no event will Lender be liable for any lost profits or for any incidental, special, consequential or punitive damages whether or not Lender knew of the possibility or likelihood of such damages.  Lender’s substantial compliance with its standard procedures for provision of the services required under this Agreement shall be deemed to constitute the exercise of ordinary care.  Borrower hereby agrees to indemnify and hold harmless Lender and its directors, officers, employees, and agents, and the successors and assigns of Lender, from and against any and all Liabilities asserted against them in connection with this Agreement, other than those Liabilities caused by (a) the negligence, bad faith or willful misconduct of Lender or such indemnified party or (b) a material breach of this Agreement by Lender.

8.03 Claims Against Funds In Deposit Account.  If Lender is served with legal process which Lender in good faith believes affects funds deposited in the Deposit Account, Lender shall have the right to place a hold on funds deposited in the Deposit Account until such time as Lender receives an appropriate court order or other assurances reasonably satisfactory to Lender establishing that the funds may continue to be disbursed according to the instructions contained in this Agreement.

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ARTICLE 9
BORROWER REPRESENTATIONS; RELEASE

9.01 Borrower Representations.  In order to induce Lender to enter into this Agreement, Borrower hereby represents and warrants to Lender as follows:

(a) Borrower entered into this Agreement freely and voluntarily, without coercion, distress or undue influence by Lender, its officers or agents.  Borrower has been represented by legal counsel of its own choice in connection with the interpretation, negotiation, drafting and effect of this Agreement and Borrower is satisfied with its legal counsel and the advice which it has received from them; and

(b) Borrower has taken all required action necessary to execute this Agreement, any documents or instruments with respect hereto and in order to implement the agreements set forth herein.  The execution, delivery and performance by Borrower of this Agreement and the documents, instruments and agreements referred to herein are within the power of Borrower and have been duly authorized by it and require no notice to, or consent of, any governmental agency or other third-party and do not contravene any law or regulation or any contractual restriction applicable to, or binding upon, Borrower or the Property.  Borrower expressly intends that this Agreement be a legally valid and binding obligation of Borrower and that it be enforceable against Borrower in accordance with the terms hereof.

ARTICLE 10
MISCELLANEOUS

10.01 Notices.  All notices and other communications under this Agreement are to be in writing and addressed to each party as set forth in the Loan Agreement.

10.02 Entire Agreement; Modification.  This Agreement and the Loan Agreement set forth the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all prior discussions, representations, communications and agreements (oral and written) by and among the parties hereto with respect thereto, including, without limitation, any other account agreement between Borrower and Lender.  This Agreement shall not be modified, supplemented, or terminated, or any provision hereof waived, except by a written instrument signed by the party against whom enforcement thereof is sought, and then only to the extent expressly set forth in such writing.

10.03 Disclaimer.  In addition to the powers and authorities granted to Lender by any other provision of this Agreement, Lender may (but shall not be required to) do, or refrain from doing, any act or thing with or concerning the Deposit Account or the funds therein as may be consistent with directions or requests that Lender may receive from Borrower from time to time.  Lender shall not have any liability of any kind whatsoever to Borrower or any other person or entity for or with respect to any action taken (or any failure to act) in good faith with respect to the Deposit Account or the funds therein which is authorized or permitted by this Agreement or by any direction from Borrower.

10.04 Binding Effect; Joint and Several Obligations.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns,

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whether by voluntary action of the parties or by operation of law. (The foregoing does not modify any conditions in the Mortgage or Loan Agreement applicable to transfers or assignments.)

10.05 Unenforceable Provisions.  Any provision of this Agreement which is determined by a government body or court of competent jurisdiction to be invalid, unenforceable or illegal shall be ineffective only to the extent of such holding and shall not affect the validity, enforceability or legality of any other provision, nor shall such determination apply in any circumstance or to any party not controlled by such determination.

10.06 Construction of Certain Terms.  Defined terms used in this Agreement may be used interchangeably in singular or plural form, and pronouns shall be deemed to cover all genders.  Article and section headings shall not be used in interpretation of this Agreement; “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or other subdivision; “section” refers to the entire section and not to any particular subsection, paragraph or other subdivision; and “Agreement” means this original agreement as originally executed and as amended, supplemented, extended or restated from time to time. Reference to days for performance shall mean calendar days unless Business Days are expressly indicated.

10.07 No Waiver.  No delay on the part of Lender in the exercise of any power, right or remedy under the Loan Documents at any time shall operate as a waiver thereof, and no single or partial exercise by Lender of any power, right or remedy shall preclude other or further exercise thereof or the exercise of any other power, right or remedy.

10.08 Relationship of the Parties.  Borrower agrees that the relationship between Lender and Borrower is that of creditor and debtor and not that of partners or joint venturers.  Borrower agrees that Lender shall not have any fiduciary obligations or trust obligations with respect to amounts held or maintained in the Deposit Account.  This Agreement does not constitute a partnership agreement, or any other association between Lender and Borrower.  Borrower acknowledges that Lender has acted at all times only as a creditor to Borrower within the normal and usual scope of the activities normally undertaken by a creditor and in no event has Lender attempted to exercise any control over the Property or Borrower or its business or affairs.  Borrower further acknowledges that Lender has not taken or failed to take any action under or in connection with its rights under the Loan Documents which in any way or to any extent have interfered with or adversely affect Borrower’s development, management or ownership of the Property.

10.09 No Third Party Beneficiaries.  This Agreement is made and entered into for the sole protection and benefit of the parties hereto and no other person or entity shall have any right of action hereon, right to claim any right or benefit from the terms contained herein, or be deemed a third party beneficiary hereunder.

10.10 Time of Essence.  Time is of the essence with respect to this Agreement.

10.11 Duplicate Originals; Counterparts.  This Agreement may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original.

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This Agreement (and each duplicate original) also may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute a fully executed agreement even though all signatures do not appear on the same document.

10.12 Governing Law.  This Agreement shall be interpreted and enforced according to the laws of the State of Connecticut (without giving effect to its rules governing conflicts of law).

IN WITNESS WHEREOF, the parties hereto have caused the Deposit Account Pledge and Control Agreement to be duly executed as of the date first above written.

BORROWER:
GRIFFIN LAND & NURSERIES, INC.,
a Delaware corporation

________________________	By:	________________________________
Name:		Name:
Title:
________________________		Duly Authorized
Name:

LENDER:
PEOPLE’S UNITED BANK
a Delaware corporation

________________________	By:	_________________________________
Name:		Name: Sean Kenny
Title: Vice President
________________________		Duly Authorized
Name:

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